Exhibit 10.1
SKYE BIOSCIENCE, INC.
AMENDED AND RESTATED OMNIBUS INCENTIVE PLAN
ARTICLE I

PURPOSE AND ADOPTION OF THE PLAN
1.01    Purpose.  The purpose of the Skye Bioscience, Inc. Amended and Restated Omnibus Incentive Plan (as may be further amended from time to time, the “Plan”) is to assist in attracting and retaining highly competent employees, executive officers, directors and Consultants to act as an incentive in motivating selected employees, executive officers, directors and Consultants of the Company and its Subsidiaries to achieve long-term corporate objectives.
1.02    Adoption and Term.  The Plan was initially approved and adopted by the Board to be effective as of October 31, 2014. The Plan, as most recently amended and restated, was approved by the Board on September 10, 2024 (the “Amendment and Restatement Date”), subject to the approval of the stockholders of the Company.  The Plan shall remain in effect until the tenth (10th) anniversary of the Amendment and Restatement Date, or until terminated by action of the Board, whichever occurs sooner.
ARTICLE II

DEFINITIONS
For the purpose of this Plan, capitalized terms shall have the following meanings:
2.01    “Administrator” has the meaning specified in Section 3.
2.02    “Affiliate” means an entity in which, directly or indirectly through one or more intermediaries, the Company has at least a fifty percent (50%) ownership interest or, where permissible under Section 409A of the Code, at least a twenty percent (20%) ownership interest; provided, however, for purposes of any grant of an Incentive Stock Option, “Affiliate” means a corporation which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, directly or indirectly.
2.03    “Award” means any one or a combination of Non-Qualified Stock Options or Incentive Stock Options described in Article VI, Stock Appreciation Rights described in Article VI, Restricted Shares and Restricted Stock Units described in Article VII, Performance Awards described in Article VIII, other stock-based Awards described in Article IX, or any other Award made under the terms of the Plan.
2.04    “Award Agreement” means a written agreement between the Company and a Participant or a written acknowledgment from the Company to a Participant specifically setting forth the terms and conditions of an Award granted under the Plan.

2.05    “Award Period” means, with respect to an Award, the period of time, if any, set forth in the Award Agreement during which specified target performance goals must be achieved or other conditions set forth in the Award Agreement must be satisfied.
2.06    “Beneficiary” means an individual, trust or estate who or which, by a written designation of the Participant filed with the Company, or if no such written designation is filed, by operation of law, succeeds to the rights and obligations of the Participant under the Plan and the Award Agreement upon the Participant's death.
2.07    “Board” means the Board of Directors of the Company.
2.08    “Cause” means (a) if a Participant is a party to a written employment, severance or consulting agreement with the Company or any of its Subsidiaries or an Award Agreement in which the term “cause” is defined, “Cause” as defined in such agreement, and (b) if no such agreement exists, (i) the Administrator’s determination that the Participant failed to substantially perform the Participant’s duties (other than a failure resulting from the Participant’s Disability); (ii) the Administrator’s determination that the Participant failed to carry out, or comply with any lawful and reasonable directive of the Board or the Participant’s immediate supervisor; (iii) the Participant’s unauthorized use or disclosure of confidential information or trade secrets of the Company or any of its Subsidiaries or any material breach of a written agreement between the Participant and the Company; (iv) the occurrence of any act or omission by the Participant that could reasonably be expected to result in (or has resulted in) the Participant’s conviction, plea of no contest, plea of nolo contendere, or imposition of un-adjudicated probation for any felony or indictable offense or crime involving moral turpitude; (v) the Participant’s unlawful use (including being under the influence) or possession of illegal drugs on the premises of the Company or any of its Subsidiaries or while performing the Participant’s duties and responsibilities for the Company or any of its Subsidiaries; or (vi) the Participant’s commission of an act of fraud, embezzlement, misappropriation, misconduct, or breach of fiduciary duty against the Company or any of its Subsidiaries.
2.09    “Canadian Person” means any person subject to tax under the laws of Canada or any province or territory situated therein in respect of an Award.
2.10    “Change in Control” means, and shall be deemed to have occurred upon the occurrence of, any one of the following events:
(a)    The acquisition in one or more transactions, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than the Company, an Affiliate or any employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a number of Company Voting Securities in excess of 50% of the Company Voting Securities unless such acquisition has been approved by the Board;
(b)    Any election has occurred of persons to the Board that causes two-thirds of the Board to consist of persons other than (i) persons who were members of the Board on the

Amendment and Restatement Date and (ii) persons who were nominated for elections as members of the Board at a time when two-thirds of the Board consisted of persons who were members of the Board on the Amendment and Restatement Date, provided, however, that any person nominated for election by a Board at least two-thirds of whom constituted persons described in clauses (i) and/or (ii) or by persons who were themselves nominated by such Board shall, for this purpose, be deemed to have been nominated by a Board composed of persons described in clause (i);
(c)    The consummation (i.e. closing) of a reorganization, merger or consolidation involving the Company, unless, following such reorganization, merger or consolidation, all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Common Stock and Company Voting Securities immediately prior to such reorganization, merger or consolidation, following such reorganization, merger or consolidation beneficially own, directly or indirectly, more than 75% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or trustees, as the case may be, of the entity resulting from such reorganization, merger or consolidation in substantially the same proportion as their ownership of the Outstanding Common Stock and Company Voting Securities immediately prior to such reorganization, merger or consolidation, as the case may be;
(d)    The consummation (i.e. closing) of a sale or other disposition of all or substantially all the assets of the Company, unless, following such sale or disposition, all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Common Stock and Company Voting Securities immediately prior to such sale or disposition, following such sale or disposition beneficially own, directly or indirectly, more than 75% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or trustees, as the case may be, of the entity purchasing such assets in substantially the same proportion as their ownership of the Outstanding Common Stock and Company Voting Securities immediately prior to such sale or disposition, as the case may be; or
(e)    a complete liquidation or dissolution of the Company.
2.11    “Code” means the Internal Revenue Code of 1986, as amended. References to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section.
2.12    “Common Stock” means the common stock of the Company, par value $0.001 per share.
2.13    “Company” or “Skye” means Skye Bioscience, Inc., a Nevada corporation, and its successors.

2.14    “Company Voting Securities” means the combined voting power of all outstanding voting securities of the Company entitled to vote generally in the election of directors to the Board.
2.15    “Consultant” means an individual consultant or an employee, executive officer or director of a consultant entity who spends a significant amount of time and attention on the affairs and business of the Company or a Subsidiary, other than a Participant that is an employee, who:
(a)    is engaged to provide services on a bona fide basis to the Company or a Subsidiary, other than services provided in relation to a distribution of securities of the Company or a Subsidiary;
(b)    provides the services under a written contract with the Company or a Subsidiary; and
(c)    spends or will spend a significant amount of time and attention on the affairs and business of the Company or a Subsidiary.
2.16    “Date of Grant” means the date designated by the Administrator as the date as of which it grants an Award, which shall not be earlier than the date on which the Administrator approves the granting of such Award.
2.17    “Disability” means (a) if a Participant is a party to a written employment, severance or consulting agreement with the Company or any of its Subsidiaries or an Award Agreement in which the term “disability” is defined, “Disability” as defined in such agreement, and (b) if no such agreement exists, a permanent and total disability under Section 22(e)(3) of the Code, as amended.
2.18    “Dividend Equivalent Account” means a bookkeeping account in accordance with Section 11.17 and related to an Award that is credited with the amount of any cash dividends or stock distributions that would be payable with respect to the shares of Common Stock subject to such Awards had such shares been outstanding shares of Common Stock.
2.19    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
2.20    “Exercise Price” means, with respect to a Stock Appreciation Right, the amount established by the Administrator in the Award Agreement which is to be subtracted from the Fair Market Value on the date of exercise in order to determine the amount of the payment to be made to the Participant, as further described in Section 6.02(b).
2.21    “Fair Market Value” means, as of any applicable date:
(a)    for Canadian persons, if the Common Stock is listed on the Canadian Securities Exchange, the closing sales price of the Common Stock on the exchange on that date, or, if no sale of the Common Stock occurred on that date, on the next preceding date on which there was a reported sale;

(b)    for US persons, if the Common Stock is listed on a national securities exchange or is authorized for quotation on the Nasdaq National Market System (“NMS”), the closing sales price of the Common Stock on the exchange or NMS, as the case may be, on that date, or, if no sale of the Common Stock occurred on that date, on the next preceding date on which there was a reported sale;
(c)    if none of the above apply for the particular person, the closing bid price as reported by the Nasdaq Capital Market on that date, or if no price was reported for that date, on the next preceding date for which a price was reported;
(d)    if none of the above apply for the particular person, the last reported bid price published in the “pink sheets” or displayed on the Financial Industry Regulatory Authority (“FINRA”), Electronic Bulletin Board, or OTC Markets, Inc. as the case may be; or
(e)    if none of the above apply, the fair market value of the Common Stock as determined under procedures established by the Administrator.
2.22    “Incentive Stock Option” means a stock option within the meaning of Section 422 of the Code.
2.23    “Non-Qualified Stock Option” means a stock option which is not an Incentive Stock Option.
2.24    “Options” means all Non-Qualified Stock Options and Incentive Stock Options granted at any time under the Plan.
2.25    “Outstanding Common Stock” means, at any time, the issued and outstanding shares of Common Stock.
2.26    “Participant” means an employee, director or Consultant of the Company or any Subsidiary, or a Permitted Assign thereof, who receives an Award under the Plan in accordance with Section 5.01, who enters into an Award Agreement with respect to such Award that is fully executed and delivered by all parties thereto, and, with respect to Canadian Persons, whose participation in the distribution is voluntary. Participation in a distribution is considered “voluntary” if:
(a)    in the case of an employee or the employee’s Permitted Assign, the employee or the employee’s Permitted Assign is not induced to participate in the distribution by expectation of employment or continued employment of the employee with the Company;
(b)    in the case of a Consultant or the Consultant’s Permitted Assign, the Consultant or the Consultant’s Permitted Assign is not induced to participate in the distribution by expectation of engagement of the Consultant to provide services or continued engagement of the Consultant to provide services to the Company; and

(c)    in the case of an employee of a Consultant, the individual is not induced by the Company or the Consultant to participate in the distribution by expectation of employment or continued employment with the Consultant.
2.27    “Performance Awards” means Awards granted in accordance with Article VIII.
2.28    “Performance Goals” mean the criteria (and adjustments) that the Administrator may select for an Award to establish performance goals for a performance period, which may include, without limitation, the following: net earnings or losses (either before or after one or more of interest, taxes, depreciation, amortization, and non-cash equity-based compensation expense); gross or net sales or revenue or sales or revenue growth; net income (either before or after taxes) or adjusted net income; profits (including but not limited to gross profits, net profits, profit growth, net operation profit or economic profit), profit return ratios or operating margin; budget or operating earnings (either before or after taxes or before or after allocation of corporate overhead and bonus); cash flow (including operating cash flow and free cash flow or cash flow return on capital); return on assets; return on capital or invested capital; cost of capital; return on stockholders’ equity; total stockholder return; return on sales; costs, reductions in costs and cost control measures; expenses; working capital; earnings or loss per share; adjusted earnings or loss per share; price per share or dividends per share (or appreciation in or maintenance of such price or dividends); regulatory achievements or compliance; implementation, completion or attainment of objectives relating to research, development, regulatory, commercial, or strategic milestones or developments; market share; market capitalization; economic value or economic value added models; division, group or corporate financial goals; customer satisfaction/growth; customer service; employee satisfaction; recruitment and maintenance of personnel; human capital management (including diversity and inclusion); supervision of litigation and other legal matters; strategic partnerships and transactions; financial ratios (including those measuring liquidity, activity, profitability or leverage); debt levels or reductions; sales-related goals; financing and other capital raising transactions; cash on hand; acquisition activity; investment sourcing activity; and marketing initiatives, any of which may be measured in absolute terms or as compared to any incremental increase or decrease. Such performance goals also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company or a Subsidiary, or based upon performance relative to performance of other companies or upon comparisons of any of the indicators of performance relative to performance of other companies.
2.29    “Permitted Assign” means, for a person that is an employee, executive officer, director or Consultant of the Company or of a Subsidiary: (a) a trustee, custodian, or administrator acting on behalf of, or for the benefit of the person; (b) a holding entity of the person; (c) a “registered retirement savings plan”, “registered retirement income fund”, or “tax-free savings account” (all within the meaning of the Income Tax Act (Canada)) of the person; (d) a spouse of the person; (e) a trustee, custodian, or administrator acting on behalf of, or for the benefit of the spouse of the person; (f) a holding entity of the spouse of the person; or (g) a “registered retirement savings plan”, “registered retirement income fund”, or “tax-free savings account” (all within the meaning of the Income Tax Act (Canada)) of the spouse of the person.

2.30    “Plan” has the meaning given to such term in Section 1.01.
2.31    “Purchase Price” with respect to Options, shall have the meaning set forth in Section 6.01(b).
2.32    “Related Person” means, for the Company: (a) a director or executive officer of the Company or an Affiliate of the Company; (b) an associate of a director or executive officer of the Company or an Affiliate of the Company; or (c) a Permitted Assign of a director or executive officer of the Company or an Affiliate of the Company.
2.33    “Restricted Shares” means Common Stock subject to restrictions imposed in connection with Awards granted under Article VII.
2.34    “Restricted Stock Unit” means a unit representing the right to receive Common Stock or the value thereof in the future subject to restrictions imposed in connection with Awards granted under Article VII.
2.35    “Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, as the same may be amended from time to time, and any successor rule.
2.36    “Stock Appreciation Rights” means awards granted in accordance with Article VI.
2.37    “Subsidiary” means any corporation in which the Company owns, directly or indirectly, at least 50% of the total combined voting power of all classes of stock, or any other entity (including partnerships and joint ventures) in which the Company owns, directly or indirectly, at least 50% of the combined equity thereof; provided, however, that for purposes of determining whether any individual may be a Participant for purposes of any grant of an Incentive Stock Option, “Subsidiary” shall have the meaning ascribed to such term in Section 424(f) of the Code.
2.38    “Termination of Service” means the voluntary or involuntary termination of a Participant’s service as an employee, director or consultant with the Company or an Affiliate for any reason, including death, Disability, retirement or as the result of the divestiture of the Participant’s employer or any similar transaction in which the Participant’s employer ceases to be the Company or one of its Subsidiaries.  Whether entering military or other government service shall constitute Termination of Service, or whether and when a Termination of Service shall occur as a result of Disability, shall be determined in each case by the Administrator in its sole discretion.

ARTICLE III

ADMINISTRATION
3.01    Administrator.
(a)    Duties and Authority.  The Plan shall be administered by the Board, or at the discretion of the Board, by a committee of the Board consisting of not less than two (2) directors (the Board or such committee of the Board, the “Administrator”); provided, however, that if any member of the Administrator is not a “Non-Employee Director” within the meaning of Rule 16b-3, then any Awards granted to individuals subject to the reporting requirements of Section 16 of the Exchange Act shall be approved by the Board.  The Administrator shall have exclusive and final authority in each determination, interpretation or other action affecting the Plan and its Participants.
The Administrator shall have the sole discretionary authority to interpret the Plan, to establish and modify administrative rules for the Plan, to impose such conditions and restrictions on Awards as it determines appropriate, and to make all factual determinations with respect to and take such steps in connection with the Plan and Awards granted hereunder as it may deem necessary or advisable.  The Administrator may delegate such of its powers and authority under the Plan as it deems appropriate to a subcommittee of the Administrator or designated officers or employees of the Company.  In the event of such delegation of authority or exercise of authority by the Board, references in the Plan to the Administrator shall be deemed to refer, as appropriate, to the delegate of the Administrator or the Board.  Actions taken by the Administrator or any subcommittee thereof, and any delegation by the Administrator to designated officers or employees, under this Section 3.01 shall comply with Section 16(b) of the Exchange Act, and the regulations promulgated under such statutory provisions, or the respective successors to such statutory provisions or regulations, as in effect from time to time, to the extent applicable.
(b)    Indemnification.  Each person who is or shall have been a member of the Board or the Administrator, or an officer or employee of the Company to whom authority was delegated in accordance with the Plan shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such individual in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf; provided, however, that the foregoing indemnification shall not apply to any loss, cost, liability, or expense that is a result of his or her own willful misconduct.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, conferred in a separate agreement with the Company, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
ARTICLE IV

SHARES
4.01    Share Reserve.
(a)    General. The total number of shares authorized to be issued under the Plan, since its inception, shall equal 4,000,000. The foregoing share limit shall be subject to adjustment in accordance with Section 11.07. The shares to be offered under the Plan shall be authorized and unissued Common Stock, or issued Common Stock that shall have been reacquired by the Company.
(b)    Automatic Increases. The aggregate number of shares of Common Stock reserved for awards under Section 4.01(a) will automatically increase on January 1 of each year, for a period of no more than ten years, commencing on January 1, 2023 and ending on (and including) January 1, 2032 in an amount equal to 5% of the total number of shares of Common Stock outstanding on December 31 of the preceding calendar year. Notwithstanding the foregoing, the Board may act prior to January 1 of a given year to provide that there will be no January 1 increase for such year or that the increase for the year will be a lesser number of shares of Common Stock than provided herein.
(c)    Incentive Stock Option Limitation. Subject to the adjustment in Section 11.07, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options is 4,000,000 provided that such number will automatically increase on January 1 of each year, for a period of no more than ten years, commencing on January 1, 2023 and ending on (and including) January 1, 2032 in an amount equal to 5% of the total number of shares of Common Stock outstanding on the Amendment and Restatement Date. Notwithstanding the foregoing, the Board may act prior to January 1 of a given year to provide that there will be no January 1 increase for such year or that the increase for the year will be a lesser number of shares of Common Stock than provided herein.
4.02    Limits on Awards. Unless securityholder approval is obtained in accordance with applicable securities laws, the following limitations shall apply to the Plan and all Awards:
(a)    the number of securities, calculated on a fully diluted basis, reserved for issuance under the Awards granted to: (i) Related Persons, shall not exceed 10% of the outstanding securities of the Company, or (ii) a Related Person, shall not exceed 5% of the outstanding securities of the Company; and
(b)    the number of securities, calculated on a fully diluted basis, issued within 12 months, to: (i) Related Persons, shall not exceed 10% of the outstanding securities of the Company, or (ii) a Related Person, shall not exceed 5% of the outstanding securities of the Company.

4.03    Shares Subject to Terminated Awards.  Common Stock covered by any unexercised portions of Options or Stock Appreciation Rights or terminated or forfeited Awards, and Common Stock subject to any Awards that are otherwise surrendered by the Participant may again be subject to new Awards under the Plan.  Shares of Common Stock surrendered to or withheld by the Company in payment or satisfaction of the Purchase Price of an Option or tax withholding obligation with respect to an Award shall be available for the grant of new Awards under the Plan.  In the event of the exercise of Stock Appreciation Rights, whether or not granted in tandem with Options, only the number of shares of Common Stock actually issued in payment of such Stock Appreciation Rights shall be charged against the number of shares of Common Stock available for the grant of Awards hereunder.
4.04    Non-Employee Director Compensation. Notwithstanding any provision to the contrary in the Plan, the Administrator may establish compensation for non-employee Directors from time to time, subject to the limitations in the Plan. The Administrator will from time to time determine the terms, conditions and amounts of all such non-employee Director compensation in its discretion and pursuant to the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time, provided that the sum of any cash compensation, or other compensation, and the value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of Awards granted to a non-employee Director as compensation for services as a non-employee Director during any calendar year of the Company may not exceed $1,000,000 (increased to $1,500,000 in the calendar year of a non-employee Director’s initial service as a non-employee director or any calendar year during which a non-employee Director serves as chairman of the Board or lead independent Director, which limits shall not apply to the compensation for any non-employee Director of the Company who serves in any capacity in addition to that of a non-employee Director for which he or she receives additional compensation or any compensation paid to any non-employee Director prior to the calendar year following the calendar year in which the Amendment and Restatement Date occurs). The Administrator may make exceptions to this limit for individual non-employee Directors, as the Administrator may determine in its discretion.
ARTICLE V

PARTICIPATION
5.01    Eligible Participants.  Participants in the Plan shall be such employees, directors and Consultants of the Company and its Subsidiaries as the Administrator, in its sole discretion, may designate from time to time. The Administrator’s designation of a Participant in any year shall not require the Administrator to designate such person to receive Awards or grants in any other year. The designation of a Participant to receive Awards or grants under one portion of the Plan does not require the Administrator to include such Participant under other portions of the Plan. The Administrator shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards.

ARTICLE VI

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS
6.01    Option Awards.
(a)    Grant of Options.  The Administrator may grant, to such Participants as the Administrator may select, Options entitling the Participant to purchase shares of Common Stock from the Company in such number, at such price, and on such terms and subject to such conditions, not inconsistent with the terms of this Plan, as may be established by the Administrator.  The terms of any Option granted under this Plan shall be set forth in an Award Agreement.
(b)    Purchase Price of Options.  The Purchase Price of each share of Common Stock which may be purchased upon exercise of any Option granted under the Plan shall be determined by the Administrator; provided, however, that in no event shall the Purchase Price be less than the Fair Market Value on the Date of Grant; provided further that, with respect to Canadian persons, in no event shall the Purchase Price be less than the greater of the Fair Market Value on (a) the trading day prior to the Date of Grant and (b) the Date of Grant.
(c)    Designation of Options.  The Administrator shall designate, at the time of the grant of each Option, the Option as an Incentive Stock Option or a Non-Qualified Stock Option; provided, however, that an Option may be designated as an Incentive Stock Option only if the applicable Participant is an employee of the Company or a Subsidiary on the Date of Grant.
(d)    Option Term.  The term of each Option shall be fixed by the Administrator, but, subject to the special restrictions applicable to Incentive Stock Options specified in Section 6.01(e), no Option shall be exercisable more than ten (10) years after the Date of Grant.
(e)    Special Incentive Stock Option Rules.  No Participant may be granted Incentive Stock Options under the Plan (or any other plans of the Company) that would result in Incentive Stock Options to purchase shares of Common Stock with an aggregate Fair Market Value (measured on the Date of Grant) of more than $100,000 first becoming exercisable by the Participant in any one calendar year.  Notwithstanding any other provision of the Plan to the contrary, the Purchase Price of each Incentive Stock Option shall be equal to or greater than the Fair Market Value of the Common Stock subject to the Incentive Stock Option as of the Date of Grant of the Incentive Stock Option; provided, however, that no Incentive Stock Option shall be granted to any person who, at the time the Option is granted, owns stock (including stock owned by application of the constructive ownership rules in Section 424(d) of the Code) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, unless at the time the Incentive Stock Option is granted the price of the Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock subject to the Incentive Stock Option and the Incentive Stock Option by its terms is not exercisable for more than five years from the Date of Grant.

(f)    Rights as a Stockholder.  A Participant or a transferee of an Option pursuant to Section 11.04 shall have no rights as a stockholder with respect to Common Stock covered by an Option until the Participant or transferee shall have become the holder of record of any such shares, and no adjustment shall be made for dividends in cash or other property or distributions or other rights with respect to any such Common Stock for which the record date is prior to the date on which the Participant or a transferee of the Option shall have become the holder of record of any such shares covered by the Option; provided, however, that Participants are entitled to share adjustments to reflect capital changes under Section 11.07.
(g)    Exercise Due to Death or Disability.  If an optionee's employment with the Company terminates by reason of death or Disability, the Option may thereafter be immediately exercised, to the extent then exercisable (or on such accelerated basis as the Administrator shall determine at or after the grant), by the legal representative of the optionee, by the legal representative of the estate of the optionee, or by the legatee of the optionee under the will of the optionee, within such period of time as is specified in the Award Agreement from the date of such death or Disability.
(h)    Period of Exercise After Termination of Employment.  Except as otherwise provided in this paragraph or otherwise determined by the Administrator, if an optionee's employment with the Company terminates for any reason other than death or Disability (except for termination for Cause), the optionee must exercise his or her Options, to the extent then exercisable (or on such accelerated basis as the Administrator shall determine at or after grant), within such period of time as is specified in the Award Agreement from the date of such termination.  If the optionee does not exercise his or her Options within such specified period, the Options automatically terminate, and such Options become null and void.
(i)     Acceleration or Extension of Exercise Time.  The Administrator, in its sole discretion, shall have the right (but shall not be obligated), exercisable on or at any time after the Date of Grant, to permit the exercise of an Option or Stock Appreciation Right (i) prior to the time such Option or Stock Appreciation Right would become exercisable under the terms of the Award Agreement, (ii) after the termination of the Option or Stock Appreciation Right under the terms of the Award Agreement, or (iii) after the expiration of the Option or Stock Appreciation Right.
6.02    Stock Appreciation Rights.
(a)    Stock Appreciation Right Awards.  The Administrator is authorized to grant to any Participant one or more Stock Appreciation Rights.  Such Stock Appreciation Rights may be granted either independent of or in tandem with Options granted to the same Participant. Stock Appreciation Rights granted in tandem with Options may be granted simultaneously with, or, in the case of Non-Qualified Stock Options, subsequent to, the grant to such Participant of the related Option; provided however, that: (i) any Option covering any share of Common Stock shall expire and not be exercisable upon the exercise of any Stock Appreciation Right with respect to the same share, (ii) any Stock Appreciation Right covering any share of Common Stock shall expire and not be exercisable upon the exercise of any related Option with respect to the same share, and (iii) an Option and Stock Appreciation Right covering the same share of

Common Stock may not be exercised simultaneously.  Upon exercise of a Stock Appreciation Right with respect to a share of Common Stock, the Participant shall be entitled to receive an amount equal to the excess, if any, of (A) the Fair Market Value of a share of Common Stock on the date of exercise over (B) the Exercise Price of such Stock Appreciation Right established in the Award Agreement, which amount shall be payable as provided in Section 6.02(c).
(b)    Exercise Price. The Exercise Price established under any Stock Appreciation Right granted under this Plan shall be determined by the Administrator, but in the case of Stock Appreciation Rights granted in tandem with Options shall not be less than the Purchase Price of the related Option; provided, however, that in no event shall the Exercise Price be less than the Fair Market Value on the Date of Grant.  Upon exercise of Stock Appreciation Rights granted in tandem with options, the number of shares subject to exercise under any related Option shall automatically be reduced by the number of shares of Common Stock represented by the Option or portion thereof which are surrendered as a result of the exercise of such Stock Appreciation Rights.
(c)    Payment of Incremental Value.  Any payment which may become due from the Company by reason of a Participant's exercise of a Stock Appreciation Right may be paid to the Participant as determined by the Administrator (i) all in cash, (ii) all in Common Stock, or (iii) in any combination of cash and Common Stock.  In the event that all or a portion of the payment is made in Common Stock, the number of shares of Common Stock delivered in satisfaction of such payment shall be determined by dividing the amount of such payment or portion thereof by the Fair Market Value on the Exercise Date.  No fractional share of Common Stock shall be issued to make any payment in respect of Stock Appreciation Rights; if any fractional share would be issuable, the combination of cash and Common Stock payable to the Participant shall be adjusted as directed by the Administrator to avoid the issuance of any fractional share.
6.03    Terms of Stock Options and Stock Appreciation Rights.
(a)    Conditions on Exercise.  An Award Agreement with respect to Options or Stock Appreciation Rights may contain such waiting periods, exercise dates and restrictions on exercise (including, but not limited to, periodic installments) as may be determined by the Administrator.  In the event the Administrator grants an Option or Stock Appreciation Right that would be subject to Section 409A of the Code, the Administrator may include such additional terms, conditions and restrictions on the exercise of such Option or Stock Appreciation Right as the Administrator deems necessary or advisable in order to comply with the requirements of Section 409A of the Code.
(b)    Duration of Options and Stock Appreciation Rights.  Options and Stock Appreciation Rights shall terminate upon the first to occur of the following events:
(i)    Expiration of the Option or Stock Appreciation Right as provided in the Award Agreement; or

(ii)    Termination of the Award in the event of a Participant's Disability, retirement, death or other Termination of Service as provided in the Award Agreement; or
(iii)    In the case of an Option, ten years from the Date of Grant (five years in certain cases, as described in Section 6.01(e)); or
(iv)    Solely in the case of a Stock Appreciation Right granted in tandem with an Option, upon the expiration of the related Option.
6.04    Exercise Procedures.  Each Option and Stock Appreciation Right granted under the Plan shall be exercised under such procedures and by such methods as the Board may establish or approve from time to time.  The Purchase Price of shares purchased upon exercise of an Option granted under the Plan shall be paid in full in cash by the Participant pursuant to the Award Agreement; provided, however, that the Administrator may (but shall not be required to) permit payment to be made (a) except in the case of a Participant that is a Canadian Person, by delivery to the Company of shares of Common Stock held by the Participant, (b) by a “net exercise” method under which Options are exchanged for a number of shares of Common Stock equal to the number of shares that would otherwise be issued upon the Options’ exercise minus a number of shares having a Fair Market Value equal to the Options’ aggregate Purchase Price (rounded up to the nearest whole number of shares), or (c) such other consideration as the Administrator deems appropriate and in compliance with applicable law (including payment under an arrangement constituting a brokerage transaction as permitted under the provisions of Regulation T applicable to cashless exercises promulgated by the Federal Reserve Board, unless prohibited by Section 402 of the Sarbanes-Oxley Act of 2002).  In the event that any Common Stock shall be transferred to the Company to satisfy all or any part of the Purchase Price, the part of the Purchase Price deemed to have been satisfied by such transfer of Common Stock shall be equal to the product derived by multiplying the Fair Market Value as of the date of exercise times the number of shares of Common Stock transferred to the Company.  The Participant may not transfer to the Company in satisfaction of the Purchase Price any fractional share of Common Stock.
ARTICLE VII

RESTRICTED SHARES AND RESTRICTED STOCK UNITS
7.01    Award of Restricted Stock and Restricted Stock Units.  The Administrator may grant to any Participant an Award of Restricted Shares consisting of a specified number of shares of Common Stock issued to the Participant subject to such terms, conditions and forfeiture and transfer restrictions, whether based on performance standards, periods of service, retention by the Participant of ownership of specified shares of Common Stock or other criteria, as the Administrator shall establish.  The Administrator may also grant Restricted Stock Units representing the right to receive shares of Common Stock in the future subject to such terms, conditions and restrictions, whether based on performance standards, periods of service, retention by the Participant of ownership of specified shares of Common Stock or other criteria, as the Administrator shall establish.  The terms of any Restricted Share and Restricted Stock Unit

Awards granted under this Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Administrator and not inconsistent with this Plan.
7.02    Restricted Shares.
(a)    Issuance of Restricted Shares.  As soon as practicable after the Date of Grant of a Restricted Share Award by the Administrator, the Company shall cause to be transferred on the books of the Company, or its agent, Common Stock, registered on behalf of the Participant, evidencing the Restricted Shares covered by the Award, but subject to forfeiture to the Company as of the Date of Grant if an Award Agreement with respect to the Restricted Shares covered by the Award is not duly executed by the Participant and timely returned to the Company.  All Common Stock covered by Awards under this Article VII shall be subject to the restrictions, terms and conditions contained in the Plan and the Award Agreement entered into by the Participant.  Until the lapse or release of all restrictions applicable to an Award of Restricted Shares, the share certificates representing such Restricted Shares may be held in custody by the Company, its designee, or, if the certificates bear a restrictive legend, by the Participant.  Upon the lapse or release of all restrictions with respect to an Award as described in Section 7.02(d), one or more share certificates, registered in the name of the Participant, for an appropriate number of shares as provided in Section 7.02(d), free of any restrictions set forth in the Plan and the Award Agreement shall be delivered to the Participant.
(b)    Stockholder Rights.  Beginning on the Date of Grant of the Restricted Share Award and subject to execution of the Award Agreement as provided in Section 7.02(a), the Participant shall become a stockholder of the Company with respect to all shares subject to the Award Agreement and shall have all of the rights of a stockholder, including, but not limited to, the right to vote such shares and the right to receive dividends; provided, however, that any Common Stock distributed as a dividend or otherwise with respect to any Restricted Shares as to which the restrictions have not yet lapsed, shall be subject to the same restrictions as such Restricted Shares and held or restricted as provided in Section 7.02(a).
(c)    Restriction on Transferability.  None of the Restricted Shares may be assigned or transferred (other than by will or the laws of descent and distribution, or to a revocable inter vivos trust with respect to which the Participant is treated as the owner under Sections 671 through 677 of the Code, except to the extent that Section 16 of the Exchange Act limits a Participant's right to make such transfers), pledged or sold prior to lapse of the restrictions applicable thereto.
(d)    Delivery of Shares Upon Vesting.  Upon expiration or earlier termination of the forfeiture period without a forfeiture and the satisfaction of or release from any other conditions prescribed by the Administrator, or at such earlier time as provided under the provisions of Section 7.04, the restrictions applicable to the Restricted Shares shall lapse.
(e)    Forfeiture of Restricted Shares.  Subject to Sections 7.02(f) and 7.04, all Restricted Shares shall be forfeited and returned to the Company and all rights of the Participant with respect to such Restricted Shares shall terminate unless the Participant continues in the service of the Company or an Affiliate as an employee until the expiration of the forfeiture period for such Restricted Shares and satisfies any and all other conditions set forth in the Award Agreement.  The Administrator shall determine the forfeiture period (which may, but need not, lapse in installments) and any other terms and conditions applicable with respect to any Restricted Share Award.
(f)    Waiver of Forfeiture Period.  Notwithstanding anything contained in this Article VII to the contrary, the Administrator may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement under appropriate circumstances (including the death, Disability or Retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of the Restricted Shares) as the Administrator shall deem appropriate.
7.03    Restricted Stock Units.
(a)    Settlement of Restricted Stock Units.  Payments shall be made to Participants with respect to their Restricted Stock Units as soon as practicable after the Administrator has determined that the terms and conditions applicable to such Award have been satisfied or at a later date if distribution has been deferred.  Payments to Participants with respect to Restricted Stock Units shall be made in the form of Common Stock, or cash or a combination of both, as the Administrator may determine.  The amount of any cash to be paid in lieu of Common Stock shall be determined on the basis of the Fair Market Value of the Common Stock on the date any such payment is processed.  As to shares of Common Stock which constitute all or any part of such payment, the Administrator may impose such restrictions concerning their transferability and/or their forfeiture as may be provided in the applicable Award Agreement or as the Administrator may otherwise determine, provided such determination is made on or before the date certificates for such shares are first delivered to the applicable Participant. Notwithstanding any provision herein to the contrary, no payment shall be made to any Participant that is a Canadian Person in respect of a Restricted Stock Unit later than the end of the third year following the year in respect of which such Restricted Stock Unit was issued.
(b)    Stockholder Rights.  Until the lapse or release of all restrictions applicable to an Award of Restricted Stock Units, no shares of Common Stock shall be issued in respect of such Awards and no Participant shall have any rights as a stockholder of the Company with respect to the shares of Common Stock covered by such Award of Restricted Stock Units.
(c)    Waiver of Forfeiture Period.  Notwithstanding anything contained in this Section 7.03 to the contrary, the Administrator may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement under appropriate circumstances (including the death, Disability or retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of shares issuable upon settlement of the Restricted Stock Units constituting an Award) as the Administrator shall deem appropriate.
(d)    Deferral of Payment.  If approved by the Administrator and set forth in the applicable Award Agreement, a Participant may elect to defer the amount payable with respect to the Participant's Restricted Stock Units in accordance with such terms as may be established by the Administrator, subject to the requirements of Section 409A of the Code.
ARTICLE VIII

PERFORMANCE AWARDS
8.01    Performance Awards.
(a)    Award Periods and Calculations of Potential Incentive Amounts.  The Administrator may grant Performance Awards to Participants.  A Performance Award shall consist of the right to receive a payment (measured by the Fair Market Value of a specified number of shares of Common Stock, increases in such Fair Market Value during the Award Period and/or a fixed cash amount) contingent upon the extent to which certain performance targets have been met during an Award Period.  The Award Period shall be determined by the Administrator.
(b)    Performance Targets.  Subject to Section 11.18, the performance targets applicable to a Performance Award may include such goals related to the performance of the Company or, where relevant, any one or more of its Subsidiaries or divisions and/or the performance of a Participant as may be established by the Administrator in its discretion.  The performance targets established by the Administrator may vary for different Award Periods and need not be the same for each Participant receiving a Performance Award in an Award Period.
(c)    Earning Performance Awards.  The Administrator, at or as soon as practicable after the Date of Grant, shall prescribe a formula to determine the percentage of the Performance Award to be earned based upon the degree of attainment of the applicable performance targets.
(d)    Payment of Earned Performance Awards.  Subject to the requirements of Section 11.05, payments of earned Performance Awards shall be made in cash or Common Stock, or a combination of cash and Common Stock, in the discretion of the Administrator.  The Administrator, in its sole discretion, may define, and set forth in the applicable Award Agreement, such terms and conditions with respect to the payment of earned Performance Awards as it may deem desirable.
8.02    Termination of Service.  In the event of a Participant's Termination of Service during an Award Period, the Participant's Performance Awards shall be forfeited except as may otherwise be provided in the applicable Award Agreement.
ARTICLE IX

OTHER STOCK-BASED AWARDS
9.01    Grant of Other Stock-Based Awards.  Other stock-based awards, consisting of stock purchase rights (with or without loans to Participants by the Company containing such terms as the Administrator shall determine), Awards of Common Stock, or Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, may be granted either alone or in addition to or in conjunction with other Awards under the Plan. Subject to the provisions of the Plan, the Administrator shall have sole and complete authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be granted pursuant to such Awards, and all other conditions of the Awards.  Any such Award shall be confirmed by an Award Agreement executed by the Administrator and the Participant, which Award Agreement shall contain such provisions as the Administrator determines to be necessary or appropriate to carry out the intent of this Plan with respect to such Award.
9.02    Terms of Other Stock-Based Awards.  In addition to the terms and conditions specified in the Award Agreement, Awards made pursuant to this Article IX shall be subject to the following:
(a)    Any Common Stock subject to Awards made under this Article IX may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses; and
(b)    If specified by the Administrator in the Award Agreement, the recipient of an Award under this Article IX shall be entitled to receive, currently or on a deferred basis, interest or dividends or dividend equivalents with respect to the Common Stock or other securities covered by the Award; and
(c)    The Award Agreement with respect to any Award shall contain provisions dealing with the disposition of such Award in the event of a Termination of Service prior to the exercise, payment or other settlement of such Award, whether such termination occurs because of Retirement, Disability, death or other reason, with such provisions to take account of the specific nature and purpose of the Award.
ARTICLE X

[RESERVED]
ARTICLE XI

TERMS APPLICABLE GENERALLY TO AWARDS
GRANTED UNDER THE PLAN
11.01    Plan Provisions Control Award Terms.  Except as provided in Section 11.16, the terms of the Plan shall govern all Awards granted under the Plan, and in no event shall the Administrator have the power to grant any Award under the Plan which is contrary to any of the provisions of the Plan.  In the event any provision of any Award granted under the Plan shall conflict with any term in the Plan as constituted on the Date of Grant of such Award, the term in the Plan shall control.  Except as provided in Section 11.03 and Section 11.07, the terms of any

Award granted under the Plan may not be changed after the Date of Grant of such Award so as to materially decrease the value of the Award without the express written approval of the holder.
11.02    Award Agreement.  No person shall have any rights under any Award granted under the Plan unless and until the Company and the Participant to whom such Award shall have been granted shall have executed and delivered an Award Agreement or received any other Award acknowledgment authorized by the Administrator expressly granting the Award to such person and containing provisions setting forth the terms of the Award.
11.03    Modification of Award After Grant.  No Award granted under the Plan to a Participant may be modified (unless such modification does not materially decrease the value of the Award) after the Date of Grant except by express written agreement between the Company and the Participant, provided that any such change (a) shall not be inconsistent with the terms of the Plan, and (b) shall be approved by the Administrator.
11.04    Limitation on Transfer.  Except as provided in Section 7.02(c) in the case of Restricted Shares, a Participant's rights and interest under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution, and during the lifetime of a Participant, only the Participant personally (or the Participant's personal representative) may exercise rights under the Plan.  The Participant's Beneficiary may exercise the Participant's rights to the extent they are exercisable under the Plan following the death of the Participant.
11.05    Taxes.  The Company shall be entitled, if the Administrator deems it necessary or desirable, to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to an Award, and the Company may defer payment or issuance of the cash or shares upon exercise or vesting of an Award unless indemnified to its satisfaction against any liability for any such tax. The amount and method of such withholding or tax payment shall be determined by the Administrator and shall be payable by the Participant at such time as the Administrator determines in accordance with the following rules:
(a)    The Administrator may require or, if approved by the Administrator, the Participant (provided that he or she is not a Canadian Person) may elect, to have the withholding requirement satisfied (i) if approved in advance by the Administrator, by having withheld from such Award at the appropriate time that number of shares of Common Stock, rounded down to the nearest whole share, whose Fair Market Value is equal to the minimum statutory withholding with respect to the Award or such greater amount that is permitted by applicable law and by the Administrator, provided such greater amount does not exceed the maximum statutory rates in the applicable jurisdictions or cause adverse accounting consequences for the Company, (ii) by direct payment to the Company in cash of the amount of any taxes required to be withheld with respect to such Award (iii) by withholding from the wages or other cash compensation paid to the Participant, (iv) by such other method that is approved by the Administrator or (v) by a combination of the foregoing methods. Participants that are Canadian Persons shall be required to meet their withholding requirements in the manner described in paragraph 11.05(a)(ii).

(b)    In the case of Participants who are subject to Section 16 of the Exchange Act, the Administrator may impose such limitations and restrictions as it deems necessary or appropriate with respect to the sale, delivery or withholding of shares of Common Stock to meet tax withholding obligations.
11.06    Surrender of Awards; Authorization of Repricing.  Any Award granted under the Plan may be surrendered to the Company for cancellation on such terms as the Administrator and the holder approve.  Without requiring stockholder approval, the Administrator may substitute a new Award under this Plan in connection with the surrender by the Participant of an equity compensation award previously granted under this Plan or any other plan sponsored by the Company, including the substitution or grant of (i) an Option or Stock Appreciation Right with a lower exercise price than the Option or Stock Appreciation Right being surrendered, (ii) a different type of Award upon the surrender or cancellation of an Option or Stock Appreciation Right with an exercise price above the Fair Market Value of the underlying Common Stock on the date of such substitution or grant, or (iii) any other Award constituting a repricing of an Option or Stock Appreciation Right.
11.07    Adjustments to Reflect Capital Changes.
(a)    Recapitalization.  In the event of any corporate event or transaction (including, but not limited to, a change in the Common Stock or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, a combination or exchange of Common Stock, dividend in kind, or other like change in capital structure, number of outstanding shares of Common Stock, distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction, the Administrator, in order to prevent dilution or enlargement of Participants' rights under this Plan, shall make equitable and appropriate adjustments and substitutions, as applicable, to or of the number and kind of shares subject to outstanding Awards, the Purchase Price or Exercise Price for such shares, the number and kind of shares available for future issuance under the Plan and the maximum number of shares in respect of which Awards can be made to any Participant in any calendar year, and other determinations applicable to outstanding Awards.  The Administrator shall have the power and sole discretion to determine the amount of the adjustment to be made in each case.
(b)    Change in Control. Upon a Change in Control or a merger, reorganization or other transaction following which the Company is not the surviving entity, except as otherwise provided in an Award Agreement or in an employment, change in control, severance or similar agreement to which the Company and the Participant are parties, all outstanding Awards shall be treated in the manner described in the definitive transaction agreement to which the Company is party (or, if there is no such agreement, in the manner determined by the Administrator), which agreement or determination need not treat all Awards in an identical manner. The treatment specified in the definitive transaction agreement or as determined by the Administrator may include, without limitation, one or more of the following with respect to outstanding Awards:
(i)    the cancellation of Awards (whether vested or unvested);

(ii)    the assumption or substitution of Awards with appropriate adjustments as to the number and kind of Shares or other securities or property and applicable exercise price, base amount or purchase price;
(iii)    the acceleration of vesting of Awards;
(iv)    the cancellation of vested Awards, together with a payment to the Participants holding such vested Awards so canceled of an amount based upon the consideration being paid per Share in connection with such Change in Control or other transaction in cash or, in the sole discretion of the Administrator, in the form of such other consideration necessary for a Participant to receive property, cash or securities (or a combination thereof) as the Participant would have been entitled to receive upon such Change in Control or other transaction, if the Participant had been, immediately prior to such Change in Control, the holder of the number of Shares covered by the Award at such time, less any applicable exercise price or base amount; provided, however, that holders of vested Options and vested SARs shall be entitled to such consideration only if the per-Share consideration exceeds the applicable exercise price or base amount, and to the extent that the per-Share consideration is less than or equal to the applicable exercise price or base amount, such vested Options and vested SARs shall be cancelled for no consideration; or
(v)    the replacement of Awards with a cash incentive program that preserves the value of the Awards so replaced (determined as of such Change in Control or other transaction).
(c)    Acquisition or other Transactions.  After any merger, stock purchase, asset purchase or other form of transaction in which the Company or an Affiliate shall be a surviving corporation, the Administrator may grant substituted or assumed Awards under the provisions of the Plan, pursuant to and in compliance with the requirements of Section 424 of the Code or (in the case of Options issued to Canadian Persons) subsection 7(1.4) of the Income Tax Act (Canada), replacing old equity awards granted under a plan of another party to the transaction whose shares or stock subject to the old equity awards may no longer be issued following the transaction.  The foregoing adjustments and manner of application of the foregoing provisions shall be determined by the Administrator in its sole discretion.  Any such adjustments may provide for the elimination of any fractional shares which might otherwise become subject to any Options. Additionally, available shares under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect such acquisition) may be used for Awards under the Plan and shall not be counted against the Share limit set forth in 4.01, except as required by the rules of any applicable stock exchange.
11.08    No Right to Continued Service.  No person shall have any claim of right to be granted an Award under this Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the service of the Company or any of its Subsidiaries.
11.09    Awards Not Includable for Benefit Purposes.  Payments received by a Participant pursuant to the provisions of the Plan shall not be included in the determination of benefits under any pension, group insurance or other benefit plan applicable to the Participant which is maintained by the Company or any of its Subsidiaries, except as may be provided under the terms of such plans or determined by the Board.
11.10    Governing Law.  All determinations made and actions taken pursuant to the Plan shall be governed by the laws of Nevada and construed in accordance therewith.
11.11    No Strict Construction.  No rule of strict construction shall be implied against the Company, the Administrator, or any other person in the interpretation of any of the terms of the Plan, any Award granted under the Plan or any rule or procedure established by the Administrator.
11.12    Compliance with Rule 16b-3.  It is intended that, unless the Administrator determines otherwise, Awards under the Plan be eligible for exemption under Rule 16b-3.  The Board is authorized to amend the Plan and to make any such modifications to Award Agreements to comply with Rule 16b-3, as it may be amended from time to time, and to make any other such amendments or modifications as it deems necessary or appropriate to better accomplish the purposes of the Plan in light of any amendments made to Rule 16b-3.
11.13    Captions.  The captions (i.e., all Section headings) used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions have been used in the Plan.
11.14    Severability.  Whenever possible, each provision in the Plan and every Award at any time granted under the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any Award at any time granted under the Plan shall be held to be prohibited by or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of the Plan and every other Award at any time granted under the Plan shall remain in full force and effect.
11.15    Amendment and Termination.
(a)    Amendment.  The Board shall have complete power and authority to amend the Plan at any time; provided, however, that the Board shall not, without the requisite affirmative approval of stockholders of the Company, make any amendment which requires stockholder approval under the Code or under any other applicable law or rule of any stock exchange which lists Common Stock or Company Voting Securities.  No termination or amendment of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted under the Plan, adversely affect the right of such individual under such Award.
(b)    Termination.  The Board shall have the right and the power to terminate the Plan at any time. No Award shall be granted under the Plan after the termination of the Plan, but the termination of the Plan shall not have any other effect and any Award outstanding at the time of the termination of the Plan may be exercised after termination of the Plan at any time prior to the expiration date of such Award to the same extent such Award would have been exercisable had the Plan not terminated.
11.16    Foreign Qualified Awards.  Awards under the Plan may be granted to such employees of the Company and its Subsidiaries who are residing in foreign jurisdictions as the Administrator in its sole discretion may determine from time to time. The Administrator may adopt such supplements to the Plan as may be necessary or appropriate to comply with the applicable laws of such foreign jurisdictions and to afford Participants favorable treatment under such laws; provided, however, that no Award shall be granted under any such supplement with terms or conditions inconsistent with the provision set forth in the Plan.
11.17    Dividend Equivalents.  For any Award granted under the Plan, the Administrator shall have the discretion, upon the Date of Grant or thereafter, to establish a Dividend Equivalent Account with respect to the Award, and the applicable Award Agreement or an amendment thereto shall confirm such establishment.  If a Dividend Equivalent Account is established, the following terms shall apply:
(a)    Terms and Conditions.  Dividend Equivalent Accounts shall be subject to such terms and conditions as the Administrator shall determine and as shall be set forth in the applicable Award Agreement.  Such terms and conditions may include, without limitation, for the Participant's Account to be credited as of the record date of each cash dividend on the Common Stock with an amount equal to the cash dividends which would be paid with respect to the number of shares of Common Stock then covered by the related Award if such shares of Common Stock had been owned of record by the Participant on such record date.
(b)    Unfunded Obligation.  Dividend Equivalent Accounts shall be established and maintained only on the books and records of the Company and no assets or funds of the Company shall be set aside, placed in trust, removed from the claims of the Company's general creditors, or otherwise made available until such amounts are actually payable as provided hereunder.
11.18    Adjustment of Performance Goals and Targets.  Notwithstanding any provision of the Plan to the contrary, the Administrator shall have the authority to adjust any Performance Goal, performance target or other performance-based criteria established with respect to any Award under the Plan if circumstances occur (including, but not limited to, unusual or nonrecurring events, changes in tax laws or accounting principles or practices or changed business or economic conditions) that cause any such Performance Goal, performance target or performance-based criteria to be inappropriate in the judgment of the Administrator.
11.19    Legality of Issuance.  Notwithstanding any provision of this Plan or any applicable Award Agreement to the contrary, the Administrator shall have the sole discretion to impose such conditions, restrictions and limitations (including suspending exercises of Options or Stock Appreciation Rights and the tolling of any applicable exercise period during such suspension) on the issuance of Common Stock with respect to any Award unless and until the Administrator determines that such issuance complies with (i) any applicable registration requirements under the Securities Act of 1933, as amended, or the Administrator has determined that an exemption therefrom is available, (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed, (iii) any applicable Company policy or administrative rules, and (iv) any other applicable provision of state, federal or foreign law, including foreign securities laws where applicable.
11.20    Restrictions on Transfer.  Regardless of whether the offering and sale of Common Stock under the Plan have been registered under the Securities Act of 1933, as amended, or have been registered or qualified under the securities laws of any state, the Company may impose restrictions upon the sale, pledge, or other transfer of such Common Stock (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and its counsel, such restrictions are necessary or desirable to achieve compliance with the provisions of the Securities Act of 1933, as amended, the securities laws of any state, the United States or any other applicable foreign law.
11.21    Further Assurances.  As a condition to receipt of any Award under the Plan, a Participant shall agree, upon demand of the Company, to do all acts and execute, deliver and perform all additional documents, instruments and agreements which may be reasonably required by the Company, to implement the provisions and purposes of the Plan.
11.22    Provisions for Foreign Participants. The Administrator will have the power, subject to, and within the limitations of, the express provisions of the Plan, to adopt such procedures and sub-plans as are necessary or appropriate to permit and facilitate participation in the Plan by, or take advantage of specific tax treatment for Awards granted to Participants who are foreign nationals or employed outside the United States (provided that Administrator approval will not be necessary for immaterial modifications to the Plan or any Award Agreement to ensure or facilitate compliance with the laws of the relevant foreign jurisdiction).
11.23    Clawback/Recovery.  All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Law and any clawback policy that the Company otherwise adopts, to the extent applicable and permissible under Applicable Law.  In addition, the Administrator may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Administrator determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired Shares or other cash or property upon the occurrence of Cause.  No recovery of compensation under such a clawback policy will be an event giving rise to a Participant’s right to voluntary terminate employment upon a “resignation for good reason” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.

NOTICE OF GRANT OF [INCENTIVE/NON-QUALIFIED] STOCK OPTION AWARD
NEMUS BIOSCIENCE, INC.
2014 OMNIBUS INCENTIVE PLAN
FOR GOOD AND VALUABLE CONSIDERATION, Nemus Bioscience, Inc. (the "Company") hereby grants, pursuant to the provisions of the Company's 2014 Omnibus Incentive Plan (the "Plan"), to the Participant designated in this Notice of Grant of [Incentive/Non-Qualified] Stock Option Award (the "Notice") an option to purchase the number of shares of the common stock of the Company set forth in the Notice (the "Shares"), subject to certain restrictions as outlined below in this Notice and the additional provisions set forth in the attached Terms and Conditions of Stock Option Award (collectively, the "Agreement"). Also enclosed is a copy of the Plan.
Optionee: [__________]

Date of Grant: ____________	Type of Option: [Incentive/Non-Qualified] Stock Option
Exercise Price per Share: $____	Expiration Date: ____________
Total Number of Shares Granted: _______	Total Exercise Price: $______
Vesting Schedule: [_____]

[100% of the stock options shall vest upon a Change in Control (as defined under the Plan)]

[Notwithstanding anything to the contrary, any unvested Options shall become fully vested and exercisable upon a Termination of Service due to the Optionee’s death or Disability.]

Exercise After Termination of Service:

Termination of Service for any reason: any non-vested portion of the Option expires immediately;

Termination of Service due to death or Disability: vested portion of the Option is exercisable by the Optionee (or, in the event of the Optionee's death, the Optionee's Beneficiary) for ______ [months/years] [MUST BE AT LEAST 6 MONTHS] after the Optionee's Termination; [[“Notwithstanding anything to the contrary, any unvested Options shall become fully vested and exercisable upon a Termination of Service due to the Optionee’s death or Disability. For purposes of this Agreement, a Termination of Service based upon “Disability” means a Termination of Service by the Company based upon the Optionee’s entitlement to long-term disability benefits under the Company’s long-term disability plan or policy, as the case may be, as in effect on the date of termination; provided, however, that if the Optionee is not a participant in the Company’s long-term disability plan or policy on the date of termination, a Termination of Service shall still be considered terminated based upon the Optionee’s Disability if he or she would have been entitled to benefits under the Company’s long-term disability plan or policy had the Optionee been a participant on the date of termination.”]

Termination of Service for any reason other than death or Disability (except for termination for cause as defined by applicable law): vested portion of the Option is exercisable for a period of _____ [days/months] [MUST BE AT LEAST 30 DAYS] following the Optionee's Termination.

In no event may this Option be exercised after the Expiration Date as provided above.

By signing below, the Optionee agrees that this [Incentive/Non-Qualified] Stock Option Award is granted under and governed by the terms and conditions of the Company's 2014 Omnibus Incentive Plan and the attached Terms and Conditions.

Participant	Nemus Bioscience, Inc.

By:
Title:
Date:	Date:

TERMS AND CONDITIONS OF STOCK OPTION AWARD
1.    Grant of Option. The Option granted to the Optionee and described in the Notice of Grant is subject to the terms and conditions of the Plan, which is incorporated by reference in its entirety into these Terms and Conditions of Stock Option Award.
The Board of Directors of the Company has authorized and approved the 2014 Omnibus Incentive Plan (the "Plan"). The Committee has approved an award to the Optionee of a number of shares of the Company's common stock, conditioned upon the Participant's acceptance of the provisions set forth in the Notice and these Terms and Conditions within 60 days after the Notice and these Terms and Conditions are presented to the Optionee for review. For purposes of the Notice and these Terms and Conditions, any reference to the Company shall include a reference to any Affiliate.
If designated in the Notice of Grant as an Incentive Stock Option ("ISO"), this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code. Nevertheless, to the extent that the Option fails to meet the requirements of an ISO under Section 422 of the Code, this Option shall be treated as a Non-Qualified Stock Option ("NSO").
The Company intends that this Option not be considered to provide for the deferral of compensation under Section 409A of the Code and that this Agreement shall be so administered and construed. Further, the Company may modify the Plan and this Award to the extent necessary to fulfill this intent.
2.    Exercise of Option.
(a)     Right to Exercise. This Option shall be exercisable, in whole or in part, during its term in accordance with the Vesting Schedule set out in the Notice of Grant and with the applicable provisions of the Plan and this Option Agreement. No Shares shall be issued pursuant to the exercise of an Option unless the issuance and exercise comply with applicable laws. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares. The Committee may, in its discretion, (i) accelerate vesting of the Option, or (ii) extend the applicable exercise period to the extent permitted under Section 6.03 of the Plan.
(b)     Method of Exercise. The Optionee may exercise the Option by delivering an exercise notice in a form approved by the Company (the "Exercise Notice") which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised, and such other representations and agreements as may be required by the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Shares exercised. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price.
(c)     Acceleration of Vesting on Change in Control. Unless otherwise specified in the Notice of Grant, in the event of a Change in Control, no accelerated vesting of any Options outstanding on the date of such Change in Control shall occur.
3.    Method of Payment. If the Optionee elects to exercise the Option by submitting an Exercise Notice under Section 2(b) of this Agreement, the aggregate Exercise Price (as well as any applicable withholding or other taxes) shall be paid by cash or check; provided, however, that the Committee may consent, in its discretion, to payment in any of the following forms, or a combination of them:
(a)     cash or check;
(b)     a "net exercise" (as described in the Plan or such other consideration received by the Company under a cashless exercise program approved by the Company in connection with the Plan;
(c)     surrender of other Shares owned by the Optionee which have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares and any applicable withholding; or

(d)     any other consideration that the Committee deems appropriate and in compliance with applicable law.
4.     Restrictions on Exercise. This Option may not be exercised until such time as the Plan has been approved by the stockholders of the Company, or if the issuance of the Shares upon exercise or the method of payment of consideration for those shares would constitute a violation of any applicable law or regulation.
5.     Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee [IF THE OPTION IS A NSO, THE FOLLOWING LANGUAGE MAY BE INCLUDED PERMITTING LIMITED TRANSFER OF THE OPTION] [; provided, however, that the Optionee may transfer the Options (i) pursuant to a qualified domestic relations order (as defined by the Code or the rules thereunder) or (ii) to any member of the Optionee's Immediate Family or to a trust, limited liability company, family limited partnership or other equivalent vehicle, established for the exclusive benefit of one or more members of his Immediate Family by delivering to the Company a Notice of Assignment in a form acceptable to the Company. No transfer or assignment of the Option to or on behalf of an Immediate Family member under this Section 5 shall be effective until the Company has acknowledged such transfer or assignment in writing. "Immediate Family" means the Optionee's parents, spouse, children, siblings, and grandchildren. Following transfer, the Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. In the event an Option is transferred as contemplated in this Section 5, such Option may not be subsequently transferred by the transferee except by will or the laws of descent and distribution.] The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.
6.    Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.
7.    Withholding.
(a)     The Committee shall determine the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any income recognized by the Optionee with respect to the Option Award.
(b)     The Optionee shall be required to meet any applicable tax withholding obligation in accordance with the provisions of Section 11.05 of the Plan.
(c)     Subject to any rules prescribed by the Committee, the Optionee shall have the right to elect to meet any withholding requirement (i) by having withheld from this Award at the appropriate time that number of whole shares of common stock whose fair market value is equal to the amount of any taxes required to be withheld with respect to such Award, (ii) by direct payment to the Company in cash of the amount of any taxes required to be withheld with respect to such Award or (iii) by a combination of shares and cash.
8.    Defined Terms. Capitalized terms used but not defined in the Notice and these Terms and Conditions shall have the meanings set forth in the Plan, unless such term is defined in any Employment Agreement between the Optionee and the Company or an Affiliate. Any terms used in the Notice and these Terms and Conditions, but defined in the Optionee's Employment Agreement are incorporated herein by reference and shall be effective for purposes of the Notice and these Terms and Conditions without regard to the continued effectiveness of the Employment Agreement.
9.     Optionee Representations. The Optionee hereby represents to the Company that the Optionee has read and fully understands the provisions of the Notice, these Terms and Conditions and the Plan and the Optionee's decision to participate in the Plan is completely voluntary. Further, the Optionee acknowledges that the Optionee is relying solely on his or her own advisors with respect to the tax consequences of this stock option award.
10.     Regulatory Limitations on Exercises. Notwithstanding the other provisions of this Option Agreement, no option exercise or issuance of shares of Common Stock pursuant to this Option Agreement shall be effective if (i) the shares reserved under the Plan are not subject to an effective registration statement at the time of such exercise or issuance, or otherwise eligible for an exemption from registration, or (ii) the Company determines in good faith that such exercise or issuance would violate any applicable securities or other law or regulation.
11. Miscellaneous.
(a)     Notices. All notices, requests, deliveries, payments, demands and other communications which are required or permitted to be given under these Terms and Conditions shall be in writing and shall be either delivered personally or sent by registered or certified mail, or by private courier, return receipt requested, postage prepaid to the parties at their respective addresses set forth herein, or to such other address as either shall have specified by notice in writing to the other. Notice shall be deemed duly given hereunder when delivered or mailed as provided herein.
(b)     Waiver. The waiver by any party hereto of a breach of any provision of the Notice or these Terms and Conditions shall not operate or be construed as a waiver of any other or subsequent breach.
(c)     Entire Agreement. These Terms and Conditions, the Notice and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof.
(d)     Binding Effect; Successors. These Terms and Conditions shall inure to the benefit of and be binding upon the parties hereto and to the extent not prohibited herein, their respective heirs, successors, assigns and representatives. Nothing in these Terms and Conditions, express or implied, is intended to confer on any person other than the parties hereto and as provided above, their respective heirs, successors, assigns and representatives any rights, remedies, obligations or liabilities.
(e)     Governing Law. The Notice and these Terms and Conditions shall be governed by and construed in accordance with the laws of the State of Nevada.
(f)     Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of these Terms and Conditions.
(g)     Conflicts; Amendment. The provisions of the Plan are incorporated in these Terms and Conditions in their entirety. In the event of any conflict between the provisions of these Terms and Conditions and the Plan, the provisions of the Plan shall control. The Agreement may be amended at any time by written agreement of the parties hereto.
(h)     No Right to Continued Employment. Nothing in the Notice or these Terms and Conditions shall confer upon the Optionee any right to continue in the employ or service of the Company or affect the right of the Company to terminate the Optionee's employment or service at any time.
(i)     Further Assurances. The Optionee agrees, upon demand of the Company or the Committee, to do all acts and execute, deliver and perform all additional documents, instruments and agreements which may be reasonably required by the Company or the Committee, as the case may be, to implement the provisions and purposes of the Notice and these Terms and Conditions and the Plan.

NOTICE OF GRANT OF STOCK OPTION AWARD
SKYE BIOSCIENCE, INC.
AMENDED AND RESTATED OMNIBUS INCENTIVE PLAN
FOR GOOD AND VALUABLE CONSIDERATION, Skye Bioscience, Inc. (the “Company”) hereby grants, pursuant to the provisions of the Company's Amended and Restated Omnibus Incentive Plan (the "Plan"), to the Participant designated in this Notice of Grant of Stock Option Award (the "Notice") an option (the “Option”) to purchase the number of shares of the common stock of the Company set forth in the Notice (the “Shares”), subject to certain restrictions as outlined below in this Notice and the additional provisions set forth in the attached Terms and Conditions of Stock Option Award (collectively, the "Agreement"). Also enclosed is a copy of the Plan.
Optionee/ Participant: [_____]

Date of Grant:	Type of Option: [Incentive/Non-Qualified] Stock Option
Exercise Price per Share:	Expiration Date:
Total Number of Shares Granted:	Total Exercise Price:
Vesting Schedule:

[100% of the Options shall vest upon a Change in Control (as defined under the Plan)]

[Notwithstanding anything to the contrary, any unvested Options shall become fully vested and exercisable upon a Termination of Service due to the Optionee’s death or Disability.]

Exercise After Termination of Service:

Except as the Administrator may otherwise approve:

•the expiration of [_____ (__) months] from the date of Participant’s Termination of Service, unless Participant’s Termination of Service is for Cause or by reason of Participant’s death or by the Company due to Participant’s Disability;
•[the expiration of [one (1) year] from the date of Participant’s Termination of Service by reason of Participant’s death or by the Company due to Participant’s Disability]; and
•the date of Participant’s Termination of Service for Cause.

In no event may this Option be exercised after the Expiration Date as provided above.

If the Company uses an electronic capitalization table system (such as Certent, Shareworks or Carta]) and the fields in this Grant Notice are blank or the information is otherwise provided in a different format electronically, the blank fields and other information will be deemed to come from the electronic capitalization system and is considered part of this Grant Notice.

By accepting (whether in writing, electronically or otherwise, including an acceptance through an electronic capitalization system used by the Company) the Option, Optionee agrees to be bound by the terms in the Plan and the Agreement.

By signing below, the Optionee agrees that this Stock Option Award is granted under and governed by the terms and conditions of the Company's Amended and Restated Omnibus Incentive Plan and the attached Terms and Conditions.

[signature page follows]

Participant	Skye Bioscience, Inc.

By:
Title:
Date:	Date:

CONSENT OF SPOUSE

In consideration of the Company's execution of this Option Agreement, the undersigned spouse of the Participant agrees to be bound by all of the terms and provisions hereof and of the Plan.

Spouse’s Signature:
Date:

TERMS AND CONDITIONS OF STOCK OPTION AWARD
1.    Grant of Option. The Option granted to the Optionee and described in the Notice of Grant is subject to the terms and conditions of the Plan, which is incorporated by reference in its entirety into these Terms and Conditions of Stock Option Award.
The Board of Directors of the Company has authorized and approved the Amended and Restated Omnibus Incentive Plan (the “Plan”). The Administrator has approved an award to the Optionee of a number of shares of the Company's common stock, conditioned upon the Participant's acceptance of the provisions set forth in the Notice and these Terms and Conditions within 60 days after the Notice and these Terms and Conditions are presented to the Optionee for review. For purposes of the Notice and these Terms and Conditions, any reference to the Company shall include a reference to any Affiliate.
If designated in the Notice of Grant as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code. Nevertheless, to the extent that the Option fails to meet the requirements of an ISO under Section 422 of the Code, this Option shall be treated as a Non-Qualified Stock Option ("NSO").
The Company intends that this Option not be considered to provide for the deferral of compensation under Section 409A of the Code and that this Agreement shall be so administered and construed. Further, the Company may modify the Plan and this Award to the extent necessary to fulfill this intent.
2.    Exercise of Option.
(a)    Right to Exercise. This Option shall be exercisable, in whole or in part, during its term in accordance with the Vesting Schedule set out in the Notice of Grant and with the applicable provisions of the Plan and this Option Agreement. No Shares shall be issued pursuant to the exercise of an Option unless the issuance and exercise comply with applicable laws. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares. The Administrator may, in its discretion, (i) accelerate vesting of the Option, or (ii) extend the applicable exercise period.
(b)    Method of Exercise. The Optionee may exercise the Option by delivering an exercise notice in a form approved by the Company (the “Exercise Notice”) which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised, and such other representations and agreements as may be required by the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Shares exercised. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price.
3.     Method of Payment. If the Optionee elects to exercise the Option by submitting an Exercise Notice under Section 2(b) of this Agreement, the aggregate Exercise Price (as well as any applicable withholding or other taxes) shall be paid by cash or check; provided, however, that the Administrator may consent, in its discretion, to payment in any of the following forms, or a combination of them:
(a)     cash or check;
(b)     a "net exercise" (as described in the Plan) or such other consideration received by the Company under a cashless exercise program approved by the Company in connection with the Plan;
(b)    surrender of other Shares owned by the Optionee which have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares and any applicable withholding; or
(c)    any other consideration that the Administrator deems appropriate and in compliance with applicable law.

4.     Restrictions on Exercise. This Option may not be exercised if the issuance of the Shares upon exercise or the method of payment of consideration for those shares would constitute a violation of any applicable law or regulation.
5.     Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.
6.    Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.
7.     Withholding.
(a)    The Administrator shall determine the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any income recognized by the Optionee with respect to the Option Award.
(b)     The Optionee shall be required to meet any applicable tax withholding obligation in accordance with the provisions of Section 11.05 of the Plan.
(c)     Subject to any rules prescribed by the Administrator, the Optionee shall have the right to elect to meet any withholding requirement (i) [subject to prior approval by the Administrator], by having withheld from this Award at the appropriate time that number of whole shares of common stock whose fair market value is equal to the amount of any taxes required to be withheld with respect to such Award, (ii) by direct payment to the Company in cash of the amount of any taxes required to be withheld with respect to such Award, (iii) by a combination of shares and cash or (iv) authorizing a sell-to-cover transaction, which involves the automatic sale by the broker (as selected by the Administrator), through one or more block trades, of the number of your Shares with the value necessary to satisfy the tax withholding obligations, the assignment to the Company of the proceeds of the sale for subsequent payment to the relevant tax authorities, and the release or delivery to you of the remaining Shares.
8.    Defined Terms. Capitalized terms used but not defined in the Notice and these Terms and Conditions shall have the meanings set forth in the Plan, unless such term is defined in any written employment, severance or consulting agreement between the Optionee and the Company or an Affiliate. Any terms used in the Notice and these Terms and Conditions, but defined in such written agreement are incorporated herein by reference and shall be effective for purposes of the Notice and these Terms and Conditions without regard to the continued effectiveness such written agreement.
9.     Optionee Representations. The Optionee hereby represents to the Company that the Optionee has read and fully understands the provisions of the Notice, these Terms and Conditions and the Plan and the Optionee's decision to participate in the Plan is completely voluntary. Further, the Optionee acknowledges that the Optionee is relying solely on his or her own advisors with respect to the tax consequences of this stock option award.
10.     Regulatory Limitations on Exercises. Notwithstanding the other provisions of this Option Agreement, no option exercise or issuance of shares of Common Stock pursuant to this Option Agreement shall be effective if (i) the shares reserved under the Plan are not subject to an effective registration statement at the time of such exercise or issuance, or otherwise eligible for an exemption from registration, or (ii) the Company determines in good faith that such exercise or issuance would violate any applicable securities or other law or regulation.
11.    Clawback Provisions. By executing this Agreement and accepting this Award, Participant agrees that all compensation received by Participant, including Awards under the Plan (including, without limitation, any proceeds, gains or other economic benefit actually or constructively received by Participant upon receipt or exercise of any Award or upon the receipt or resale of any Shares underlying any Award), shall be subject to reduction, cancellation, forfeiture and/or recoupment to the extent necessary to comply with (a) any clawback, forfeiture or other similar policy adopted by the Company, including, without limitation, the Company’s Compensation Recoupment Policy (as amended from time to time, the “Policy”) adopted by the Company, and (b) any other clawback, recoupment, forfeiture or similar policies or provisions applicable to a Participant or required under Applicable Law (collectively, the “Recovery Arrangements”) and Section 11.23 of the Plan, notwithstanding any other agreement to the contrary. Participant agrees that Participant is not entitled to indemnification in connection with any enforcement of the Recovery Arrangements and expressly waives any rights to such indemnification under the Company’s organizational documents or otherwise. By executing this Agreement, Participant agrees to take all required action in a reasonably prompt manner, as applicable, to enable the enforcement of the Recovery Arrangements and Section 11.23 of the Plan.
12.    Personal Data Authorization. The Participant understands and acknowledges that the Company and any of its affiliated entities of the Company (“Related Entities”) hold certain personal information regarding the Participant for the purpose of managing and administering the Plan, including the Participant’s name, home address, telephone number, date of birth, social security number, salary, nationality, job title, any Shares or directorships held in the Company and details of all Awards canceled, exercised, vested, unvested or outstanding in the Participant’s favor (“Data”). The Participant further understands and acknowledges that the Company and any Related Entities will transfer Data among themselves as necessary for the purpose of implementation, administration and management of the Grantee’s participation in the Plan and that the Company and any Related Entities may each further transfer Data to any third party assisting the Company in the implementation, administration and management of the Plan. The Participant understands and acknowledges that the recipients of Data may be located in the U.S. or elsewhere.
13.     Miscellaneous.
(a)     Notices. Any notice to be given under the terms of this Agreement to the Company must be in writing and addressed to the Company in care of the Company’s Secretary at the Company’s principal office or the Secretary’s then-current email address or facsimile number. Any notice to be given under the terms of this Agreement to Participant must be in writing and addressed to Participant at Participant’s last known mailing address, email address or facsimile number in the Company’s personnel files. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to that party. Any notice will be deemed duly given when actually received, when sent by email, when sent by certified mail (return receipt requested) and deposited with postage prepaid in a post office or branch post office regularly maintained by the United States Postal Service, when delivered by a nationally recognized express shipping company or upon receipt of a facsimile transmission confirmation. .
(b)    Waiver. The waiver by any party hereto of a breach of any provision of the Notice or these Terms and Conditions shall not operate or be construed as a waiver of any other or subsequent breach.
(c)    Entire Agreement. These Terms and Conditions, the Notice and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof.
(d)    Binding Effect; Successors. These Terms and Conditions shall inure to the benefit of and be binding upon the parties hereto and to the extent not prohibited herein, their respective heirs, successors, assigns and representatives. Nothing in these Terms and Conditions, express or implied, is intended to confer on any person other than the parties hereto and as provided above, their respective heirs, successors, assigns and representatives any rights, remedies, obligations or liabilities.
(e)    Governing Law. The Notice and these Terms and Conditions shall be governed by and construed in accordance with the laws of the State of Nevada.
(f)    Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of these Terms and Conditions.

(g)    Conflicts; Amendment. The provisions of the Plan are incorporated in these Terms and Conditions in their entirety. In the event of any conflict between the provisions of these Terms and Conditions and the Plan, the provisions of the Plan shall control. The Agreement may be amended at any time by written agreement of the parties hereto.
(h)    No Right to Continued Employment. Nothing in the Notice or these Terms and Conditions shall confer upon the Optionee any right to continue in the employ or service of the Company or affect the right of the Company to terminate the Optionee's employment or service at any time.
(i)     Further Assurances. The Optionee agrees, upon demand of the Company or the Administrator, to do all acts and execute, deliver and perform all additional documents, instruments and agreements which may be reasonably required by the Company or the Administrator, as the case may be, to implement the provisions and purposes of the Notice and these Terms and Conditions and the Plan.
(j)    Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to the Option awarded under the Plan or future options that may be awarded under the Plan by electronic means or request the Optionee’s consent to participate in the Plan by electronic means. Optionee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or a third party designated by the Company.

Skye Bioscience, Inc.
Skye Bioscience, Inc. 2014 Omnibus Incentive Plan, as amended
Restricted Stock Unit Agreement
Skye Bioscience, Inc., a Nevada corporation, (the “Company”), hereby grants Restricted Stock Units (to the individual named below as the Participant, subject to the vesting requirements and other terms and conditions set forth in this Restricted Stock Unit Agreement, including the attached Terms and Conditions and any appendix attached hereto (together, the “Agreement”). This grant is subject to the terms and conditions set forth in this Agreement and the Skye Bioscience, Inc. 2014 Omnibus Incentive Plan, as amended (the “Plan”). Capitalized terms not defined in this Agreement are defined in the Plan, and have the meaning set forth in the Plan.
Grant Date: ______________, 2022 (“Grant Date”)
Participant: _________________
Number of Restricted Stock Units: _________
Vesting Schedule: The Restricted Stock Units shall vest as follows, subject to the terms of this Agreement:

Vesting Date	% of Restricted Stock Units Vesting
[___]	[___]
[___]	[___]
[____]	[___]
The cumulative number of Restricted Stock Units vested as of each Vesting Date shall be rounded down the nearest whole number.
Notwithstanding the foregoing, all unvested Restricted Stock Units shall vest upon the earlier of (i) a Change in Control, or (ii) your Termination of Service due to death or Disability (as defined in the Terms and Conditions); provided, that a transaction will not constitute a Change in Control if, to the extent necessary to avoid the imposition of taxes or penalties under Section 409A of the Code, it is not a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5).
By accepting this grant (whether by signing this Agreement or accepting the grant electronically via the website of the Company’s selected broker or third-party administrator), you agree to the terms and conditions in this Agreement and in the Plan and agree that the Plan will control in the event any provision of this Agreement should appear to be inconsistent unless otherwise stated herein.

The Participant has reviewed the Plan and this Agreement in their entirety and has had an opportunity to obtain the advice of counsel prior to executing this Agreement. The Participant further agrees to notify the Company upon any change in the residence address.

SKYE BIOSCIENCE, INC.:

Participant: By
Date: Name:
Title:

Date:

Skye Bioscience, Inc.
Skye Bioscience, Inc. 2014 Omnibus Incentive Plan, as amended
Restricted Stock Unit Agreement
Terms and Conditions

Transfer Restriction
Your Restricted Stock Units may not be sold, transferred, disposed, assigned, pledged or hypothecated, whether by operation of Applicable Laws (as defined below) or otherwise, other than by will or by the laws of descent or distribution or court order, nor may the Restricted Stock Units be made subject to execution, attachment or similar process. For purposes of this Agreement, “Applicable Laws” means the requirements applicable to the Plan and this Agreement under (i) U.S. or non-U.S. federal, state and local securities, tax and other applicable laws, rules, regulations ordinance or published administrative guidance or position, (ii) the applicable rules of any stock exchange or quotation system on which the Common Stock is listed or quoted, and (iii) generally accepted accounting principles or international financial reporting standards.

Vesting
Subject to the terms of the Plan and this Agreement, the Restricted Stock Units shall be unvested as of the Grant Date and shall vest in installment on the applicable vesting date set forth in the Vesting Schedule (a “Vesting Date”). Upon your Termination of Service due to death or Disability, all unvested Restricted Stock Units shall vest immediately. For purposes of this Agreement, a Termination of Service based upon “Disability” means a Termination of Service by the Company based upon your entitlement to long-term disability benefits under the Company’s long-term disability plan or policy, as the case may be, as in effect on the date of termination; provided, however, that if you are not a participant in the Company’s long-term disability plan or policy on the date of termination, your Termination of Service will still be considered based upon Disability if you would have been entitled to benefits under the Company’s long-term disability plan or policy had you been a participant on your date of termination. Notwithstanding anything in this Agreement to the contrary, the settlement of your Restricted Stock Units which vest upon your Termination of Service due to Disability may, if necessary to avoid the imposition of taxes or penalties under Section 409A of the Code, continue to be based on the Vesting Dates following your Termination of Service.

Settlement of Vested Restricted Stock Units
Upon vesting of the Restricted Stock Units, the Shares underlying such Restricted Stock Units will be delivered to you as soon as practicable and no later than 30 days following the applicable Vesting Date.
Upon issuance of such Shares, the Company shall record the share issuance on the records of the Company or its transfer agents or registrars. The Company may deliver such Shares on your behalf electronically to the Company’s designated stock plan administrator or such other broker-dealer as the Company may choose at its sole discretion, or may retain such Shares in uncertificated book-entry form.

2

Tax Withholding
(a) Ultimate Liability for Tax-Related Items. Regardless of any action the Company or an Affiliate to whom you provide services (your “Employer”) takes, the ultimate liability for all income tax, payroll tax, social insurance, payment on account, fringe benefits tax, employment tax, stamp tax, any applicable foreign taxes or other tax-related items related to the Restricted Stock Units and/or your participation in the Plan and legally applicable to you (“Tax-Related Items”)is and remains your responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer.
(b) Tax Withholding. By accepting this award of Restricted Stock Units, you authorize the Company and the Employer, or their respective agents, at their discretion, to satisfy any applicable withholding obligations with regard to all Tax-Related Items by one or a combination of the following: (i) withholding from your wages or other cash compensation paid to you by the Company and/or the Employer; (ii) withholding Shares otherwise issuable upon vesting of your Restricted Stock Units; or (iii) authorizing a sell-to-cover transaction, which involves the automatic sale by the broker (as selected by the Board), through one or more block trades, of the number of your Shares with the value necessary to satisfy the tax withholding obligations, the assignment to the Company of the proceeds of the sale for subsequent payment to the relevant tax authorities, and the release or delivery to you of the remaining Shares. Notwithstanding the foregoing, if you are an officer of the Company whom the Board has determined is subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended, unless otherwise determined by the Board, the Shares will be delivered net of any Tax-Related Items as the Company determines necessary to satisfy the applicable withholding obligations.
If the obligation for Tax-Related Items is satisfied by withholding in Shares (i.e., the withholding method described in (ii) or (iii)), you may receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent in Common Stock.
If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, you are deemed to have been issued the full number of Shares subject to the vested Restricted Stock Units, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of your participation in the Plan.
You agree to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of your participation in the Plan that cannot be satisfied by the means described in this Section. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if you fail to comply with your obligations in connection with the Tax-Related Items.
(c) Disclaimer. You further acknowledge that the Company and your Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Units, including, but not limited to, the grant or vesting of the Restricted Stock Units, and the receipt of any dividends and/or any dividend equivalents; and (ii) do not commit to and are under no obligation to structure the terms of the award or any aspect of the Restricted Stock Units to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result.
(d) Employees Taxed in Multiple Tax Jurisdictions. If you have become subject to Tax-Related Items in more than one jurisdiction, you acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

3

Code Section 409A
It is intended that the terms of this Agreement will not result in the imposition of any tax liability pursuant to Section 409A of the Code, and this Agreement shall be construed and interpreted consistent with that intent. Payments pursuant to this Agreement are intended to constitute separate payments for purposes of Section 409A of the Code.

Termination of Service
Upon your Termination of Service for any reason other than death or Disability, except as specifically provided above in the Vesting Section or as may be provided in other agreements between you and the Company, no additional Restricted Stock Units will vest after such Termination of Service and you will forfeit all Restricted Stock Units that have not yet vested as of your last day of service without payment of any consideration.

Leaves of Absence
For purposes of these Restricted Stock Units, you are not treated as having a Termination of Service solely because you go on a bona fide leave of absence approved by the Company, if the terms of your leave provide for continued service crediting, or if continued service crediting is required by Applicable Laws. The Company will determine, in its sole discretion, whether and when a leave of absence constitutes a Termination of Service under the Plan.

Retention Rights
Neither your Restricted Stock Units nor this Agreement give you the right to be retained by the Company, the Employer or any Affiliate in any capacity and your service may be terminated at any time and for any reason.

Shareholder Rights
You have no rights as a shareholder unless and until the Shares relating to the Restricted Stock Units have been issued to you (or an appropriate book entry has been made). If the Company pays a dividend on its Common Stock, you will not be entitled to receive such dividend or dividend equivalent right with regard to the unissued Shares underlying the Restricted Stock Units.

4

Nature of Grant
In accepting the grant of the Restricted Stock Units, you acknowledge, understand and agree that:
(a)    the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time;
(b)    the grant of the Restricted Stock Units is voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock Units, or benefits in lieu of Restricted Stock Units, even if Restricted Stock Units have been granted in the past;
(c)    all decisions with respect to future Restricted Stock Unit grants, if any, will be at the sole discretion of the Company;
(d)    your participation in the Plan is voluntary;
(e)    the Restricted Stock Units and the Shares underlying the Restricted Stock Units, and the income from and value of such Restricted Stock Units, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar payments;
(f)    the Restricted Stock Unit grant and your participation in the Plan will not be interpreted to form or amend a service contract or relationship with the Company or any Affiliate;
(g)    the future value of the underlying Shares is unknown and cannot be predicted with certainty;
(h)    no claim or entitlement to compensation or damages shall arise from forfeiture of the Restricted Stock Units resulting from your Termination of Service (for any reason whatsoever and whether or not in breach of contract or local employment laws in the country where you reside, even if otherwise applicable to your employment benefits from the Employer, and/or later found to be invalid), and in consideration of the grant of the Restricted Stock Units, you irrevocably agree never to institute any claim against the Company, the Employer or any Affiliate, waive your ability, if any, to bring any such claim, and release the Company, the Employer and any Affiliate from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by accepting this award of Restricted Stock Units, you shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claims;
(i)    in the event of a Termination of Service (whether or not in breach of contract or local employment laws in the country where you reside, even if otherwise applicable to your employment benefits from the Employer, and/or later found to be invalid), your right to vest in the Restricted Stock Units under the Plan, if any, will terminate effective as of the date that you are no longer actively providing services to the Company or any Affiliate as a service provider and will not be extended by any notice period mandated under local law (e.g., active service as a service provider would not include a period of “garden leave” or similar period); the Board shall have the exclusive discretion to determine when you are no longer actively providing services for purposes of your Restricted Stock Units grant;
(j)    the Restricted Stock Units and the benefits evidenced by this Agreement do not create any entitlement, not otherwise specifically provided for in the Plan or by the Company in its discretion, to have the Restricted Stock Units or any such benefits transferred to, or assumed by, another company, nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Common Stock (including a Change in Control);
(k)    The Restricted Stock Units and the Shares underlying the Restricted Stock Units, and the income from and value of such Restricted Stock Units, are not part of normal or expected compensation or salary for any purpose and in no event should be considered as compensation for, or relating in any way to, past services for the Company, the Employer or any Affiliate; and
(l)    You acknowledge and agree that neither the Company, the Employer nor any Affiliate shall be liable for any foreign exchange rate fluctuation between the Employer’s local currency and the U.S. dollar that may affect the value of any proceeds from the sale of Shares acquired under the Plan.

5

Data Privacy
You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this Agreement and any other Restricted Stock Unit grant materials by and among, as applicable, the Employer, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing your participation in the Plan.
You understand that the Company and the Employer may hold certain personal information about you, including, but not limited to, your name, home address, email address and telephone number, date of birth, social security or social insurance number, passport number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Restricted Stock Units or any other entitlement to Shares awarded, canceled, vested, unvested or outstanding in your favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).
You understand that Data will be transferred to such stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration, and management of the Plan.
You understand that the recipients of the Data may be located in countries having different data privacy laws and protections than your country.
You understand that you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative.
You authorize the Company and any possible recipients which may assist the Company (presently or in the future) with implementing, administering, and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering, and managing your participation in the Plan. You understand that Data will be held only as long as necessary to implement, administer and manage your participation in the Plan.
You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative or the Company’s stock administration department. Further, you understand that you are providing the consents herein on a purely voluntary basis.
If you do not consent, or if you later revoke your consent, your employment status or service with the Employer will not be affected; the only consequence of refusing or withdrawing your consent is that the Company would not be able to grant Restricted Stock Units or other equity awards to you or administer or maintain such awards.
Therefore, you understand that refusing or withdrawing your consent may affect your ability to participate in the Plan.
For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative or the Company’s stock administration department.
Finally, upon request of the Company or the Employer, you agree to provide an executed data privacy consent form (or any other agreements or consents that may be required by the Company and/or the Employer) that the Company and/or the Employer may deem necessary to obtain from you for the purpose of administering participation in the Plan in compliance with the data privacy laws in your country, either now or in the future. You understand and agree that you will not be able to participate in the Plan if you fail to provide any such consent or agreement requested by the Company and/or the Employer.

6

No Advice Regarding Grant
The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of the Stock underlying your Restricted Stock Units. You are hereby advised to consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.

Applicable Laws and Venue
The Restricted Stock Units and the provisions of this Agreement are governed by, and subject to, the laws of the State of California, without regard to the conflict of law provisions. All claims, disputes and other matters in question arising out of, or relating to, this Agreement or the performance hereof, shall be submitted to, and determined by, arbitration if good faith negotiations among the parties hereto, if any, do not resolve such claim, dispute or other matter. Such arbitration shall proceed in accordance with the then-current rules for arbitration established by Judicial Arbitration Mediation Services, Inc./ENDISPUTE (“JAMS”), unless the parties hereto mutually agree otherwise, and pursuant to the following procedures: (a) the Company on the one hand and you on the other hand shall appoint an arbitrator from the JAMS panel of retired judges, and those party-appointed arbitrators shall appoint a third arbitrator from the JAMS panel of retired judges within ten (10) days; if the party-appointed arbitrators fail to appoint a third arbitrator within the ten (10) days, such third arbitrator shall be appointed by JAMS in accordance with its rules; (b) reasonable discovery shall be allowed in arbitration; (c) all proceedings before the arbitrators shall be held in Orange County, California; (d) the award rendered by the arbitrators shall be final and binding, and judgment may be entered in accordance with applicable law and in any court having jurisdiction thereof; (e) the award rendered by the arbitrators shall include (i) a provision that the prevailing party in such arbitration recover its costs relating to the arbitration and reasonable attorneys’ fees from the other party, (ii) the amount of such costs and fees, and (iii) an order that the losing party pay the fees and expenses of the arbitrators. The arbitrator shall by the agreement of the parties expressly be prohibited from awarding punitive damages in connection with any claim being resolved by arbitration hereunder.3

Electronic Delivery and Acceptance	The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means or request your consent to participate in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company, the Company’s designated broker, the Company’s designated stock plan administrator, or their respective third parties. If you fail to submit a written rejection of this award to the Company’s Stock Administration Department prior to the date on which this award initially vests, this award shall be deemed accepted by you and the terms of this award and the Plan shall apply to the same extent as if you had accepted your award electronically via the website of the Company’s selected broker or stock plan administrator.
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Entire Agreement	This Agreement, together with the Plan, sets forth the entire agreement and understanding of the parties relating to the subject matter herein and supersedes all prior discussions, agreements, commitments, or negotiations between the parties.
Severability	The provisions of this Agreement are severable, and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
Waiver	You acknowledge that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach of this Agreement.
Imposition of Other Requirements	The Company reserves the right to impose other requirements on your participation in the Plan, on the award, on the Restricted Stock Units, and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
This Agreement is not a stock certificate or a negotiable instrument.

8

Skye Bioscience, Inc.

Amended and Restated Omnibus Incentive Plan
Restricted Stock Unit Agreement
Skye Bioscience, Inc., a Nevada corporation, (the “Company”), hereby grants Restricted Stock Units (to the individual named below as the Participant, subject to the vesting requirements and other terms and conditions set forth in this Restricted Stock Unit Agreement, including the attached Terms and Conditions and any appendix attached hereto (together, the “Agreement”). This grant is subject to the terms and conditions set forth in this Agreement and the Skye Bioscience, Inc. Amended and Restated Omnibus Incentive Plan(the “Plan”). Capitalized terms not defined in this Agreement are defined in the Plan, and have the meaning set forth in the Plan.
Grant Date: ______________, 20[__] (“Grant Date”)
Participant: _________________
Number of Restricted Stock Units: _________
Vesting Schedule: The Restricted Stock Units shall vest as follows, subject to the terms of this Agreement:

[_______________]
The cumulative number of Restricted Stock Units vested as of each Vesting Date shall be rounded down the nearest whole number.
Notwithstanding the foregoing, all unvested Restricted Stock Units shall vest upon the earlier of (i) a Change in Control, or (ii) your Termination of Service due to death or Disability (as defined in the Plan); provided, that a transaction will not constitute a Change in Control if, to the extent necessary to avoid the imposition of taxes or penalties under Section 409A of the Code, it is not a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5).
If the Company uses an electronic capitalization table system (such as Certent, Shareworks or Carta) and the fields in this grant notice are blank or the information is otherwise provided in a different format electronically, the blank fields and other information will be deemed to come from the electronic capitalization system and is considered part of this grant notice. By accepting this grant (whether by signing this Agreement or accepting the grant electronically via the website of the Company’s selected broker or third-party administrator), you agree to the terms and conditions in this Agreement and in the Plan and agree that the Plan will control in the event any provision of this Agreement should appear to be inconsistent unless otherwise stated herein.

The Participant has reviewed the Plan and this Agreement in their entirety and has had an opportunity to obtain the advice of counsel prior to executing this Agreement. The Participant further agrees to notify the Company upon any change in the residence address.

SKYE BIOSCIENCE, INC.:

Participant: By
Date: Name:

Title:
Date:

Skye Bioscience, Inc.
Amended and Restated Omnibus Incentive Plan
Restricted Stock Unit Agreement
Terms and Conditions

Transfer Restriction
Your Restricted Stock Units may not be sold, transferred, disposed, assigned, pledged or hypothecated, whether by operation of Applicable Laws (as defined below) or otherwise, other than by will or by the laws of descent or distribution or court order, nor may the Restricted Stock Units be made subject to execution, attachment or similar process. For purposes of this Agreement, “Applicable Laws” means the requirements applicable to the Plan and this Agreement under (i) U.S. or non-U.S. federal, state and local securities, tax and other applicable laws, rules, regulations ordinance or published administrative guidance or position, (ii) the applicable rules of any stock exchange or quotation system on which the Common Stock is listed or quoted, and (iii) generally accepted accounting principles or international financial reporting standards.

Vesting
Subject to the terms of the Plan and this Agreement, the Restricted Stock Units shall be unvested as of the Grant Date and shall vest in installment on the applicable vesting date set forth in the Vesting Schedule (a “Vesting Date”). Upon your Termination of Service due to death or by the Company due to your Disability, all unvested Restricted Stock Units shall vest immediately.

Settlement of Vested Restricted Stock Units
Upon vesting of the Restricted Stock Units, the Shares underlying such Restricted Stock Units will be delivered to you as soon as practicable and no later than 30 days following the applicable Vesting Date.
Upon issuance of such Shares, the Company shall record the share issuance on the records of the Company or its transfer agents or registrars. The Company may deliver such Shares on your behalf electronically to the Company’s designated stock plan administrator or such other broker-dealer as the Company may choose at its sole discretion, or may retain such Shares in uncertificated book-entry form.

2

Tax Withholding
(a) Ultimate Liability for Tax-Related Items. Regardless of any action the Company or an Affiliate to whom you provide services (your “Employer”) takes, the ultimate liability for all income tax, payroll tax, social insurance, payment on account, fringe benefits tax, employment tax, stamp tax, any applicable foreign taxes or other tax-related items related to the Restricted Stock Units and/or your participation in the Plan and legally applicable to you (“Tax-Related Items”) is and remains your responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer.
(b) Tax Withholding. By accepting this award of Restricted Stock Units, you authorize the Company and the Employer, or their respective agents, at their discretion, to satisfy any applicable withholding obligations with regard to all Tax-Related Items by one or a combination of the following: (i) withholding from your wages or other cash compensation paid to you by the Company and/or the Employer; (ii) withholding Shares otherwise issuable upon vesting of your Restricted Stock Units; or (iii) authorizing a sell-to-cover transaction, which involves the automatic sale by the broker (as selected by the Administrator), through one or more block trades, of the number of your Shares with the value necessary to satisfy the tax withholding obligations, the assignment to the Company of the proceeds of the sale for subsequent payment to the relevant tax authorities, and the release or delivery to you of the remaining Shares. Notwithstanding the foregoing, if you are an officer of the Company whom the Board has determined is subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended, unless otherwise determined by the Administrator, the Shares will be delivered net of any Tax-Related Items as the Company determines necessary to satisfy the applicable withholding obligations.
If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, you are deemed to have been issued the full number of Shares subject to the vested Restricted Stock Units, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of your participation in the Plan.
You agree to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of your participation in the Plan that cannot be satisfied by the means described in this Section. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if you fail to comply with your obligations in connection with the Tax-Related Items.
(c) Disclaimer. You further acknowledge that the Company and your Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Units, including, but not limited to, the grant or vesting of the Restricted Stock Units, and the receipt of any dividends and/or any dividend equivalents; and (ii) do not commit to and are under no obligation to structure the terms of the award or any aspect of the Restricted Stock Units to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result.
(d) Employees Taxed in Multiple Tax Jurisdictions. If you have become subject to Tax-Related Items in more than one jurisdiction, you acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.1

3

Code Section 409A
It is intended that the terms of this Agreement will not result in the imposition of any tax liability pursuant to Section 409A of the Code, and this Agreement shall be construed and interpreted consistent with that intent. Payments pursuant to this Agreement are intended to constitute separate payments for purposes of Section 409A of the Code.

Termination of Service
Upon your Termination of Service for any reason other than death or Disability, except as specifically provided above in the Vesting Section or as may be provided in other agreements between you and the Company, no additional Restricted Stock Units will vest after such Termination of Service and you will forfeit all Restricted Stock Units that have not yet vested as of your last day of service without payment of any consideration.

Leaves of Absence
For purposes of these Restricted Stock Units, you are not treated as having a Termination of Service solely because you go on a bona fide leave of absence approved by the Company, if the terms of your leave provide for continued service crediting, or if continued service crediting is required by Applicable Laws. The Company will determine, in its sole discretion, whether and when a leave of absence constitutes a Termination of Service under the Plan.

Retention Rights
Neither your Restricted Stock Units nor this Agreement give you the right to be retained by the Company, the Employer or any Affiliate in any capacity and your service may be terminated at any time and for any reason.

Shareholder Rights
You have no rights as a shareholder unless and until the Shares relating to the Restricted Stock Units have been issued to you (or an appropriate book entry has been made). If the Company pays a dividend on its Common Stock, you will not be entitled to receive such dividend or dividend equivalent right with regard to the unissued Shares underlying the Restricted Stock Units.

4

Nature of Grant
In accepting the grant of the Restricted Stock Units, you acknowledge, understand and agree that:
(a)    the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time;
(b)    the grant of the Restricted Stock Units is voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock Units, or benefits in lieu of Restricted Stock Units, even if Restricted Stock Units have been granted in the past;
(c)    all decisions with respect to future Restricted Stock Unit grants, if any, will be at the sole discretion of the Company;
(d)    your participation in the Plan is voluntary;
(e)    the Restricted Stock Units and the Shares underlying the Restricted Stock Units, and the income from and value of such Restricted Stock Units, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar payments;
(f)    the Restricted Stock Unit grant and your participation in the Plan will not be interpreted to form or amend a service contract or relationship with the Company or any Affiliate;
(g)    the future value of the underlying Shares is unknown and cannot be predicted with certainty;
(h)    no claim or entitlement to compensation or damages shall arise from forfeiture of the Restricted Stock Units resulting from your Termination of Service (for any reason whatsoever and whether or not in breach of contract or local employment laws in the country where you reside, even if otherwise applicable to your employment benefits from the Employer, and/or later found to be invalid), and in consideration of the grant of the Restricted Stock Units, you irrevocably agree never to institute any claim against the Company, the Employer or any Affiliate, waive your ability, if any, to bring any such claim, and release the Company, the Employer and any Affiliate from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by accepting this award of Restricted Stock Units, you shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claims;
(i)    in the event of a Termination of Service (whether or not in breach of contract or local employment laws in the country where you reside, even if otherwise applicable to your employment benefits from the Employer, and/or later found to be invalid), your right to vest in the Restricted Stock Units under the Plan, if any, will terminate effective as of the date that you are no longer actively providing services to the Company or any Affiliate as a service provider and will not be extended by any notice period mandated under local law (e.g., active service as a service provider would not include a period of “garden leave” or similar period); the Administrator shall have the exclusive discretion to determine when you are no longer actively providing services for purposes of your Restricted Stock Units grant;
(j)    the Restricted Stock Units and the benefits evidenced by this Agreement do not create any entitlement, not otherwise specifically provided for in the Plan or by the Company in its discretion, to have the Restricted Stock Units or any such benefits transferred to, or assumed by, another company, nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Common Stock (including a Change in Control);
(k)    The Restricted Stock Units and the Shares underlying the Restricted Stock Units, and the income from and value of such Restricted Stock Units, are not part of normal or expected compensation or salary for any purpose and in no event should be considered as compensation for, or relating in any way to, past services for the Company, the Employer or any Affiliate; and
(l)    You acknowledge and agree that neither the Company, the Employer nor any Affiliate shall be liable for any foreign exchange rate fluctuation between the Employer’s local currency and the U.S. dollar that may affect the value of any proceeds from the sale of Shares acquired under the Plan.

5

Personal Data Authorization
You understand and acknowledge that the Company and any of its affiliated entities of the Company (“Related Entities”) hold certain personal information regarding you for the purpose of managing and administering the Plan, including your name, home address, telephone number, date of birth, social security number, salary, nationality, job title, any Shares or directorships held in the Company and details of all Awards canceled, exercised, vested, unvested or outstanding in your favor (“Data”). You further understand and acknowledges that the Company and any Related Entities will transfer Data among themselves as necessary for the purpose of implementation, administration and management of your participation in the Plan and that the Company and any Related Entities may each further transfer Data to any third party assisting the Company in the implementation, administration and management of the Plan. You understand and acknowledge that the recipients of Data may be located in the U.S. or elsewhere.

No Advice Regarding Grant
The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of the Stock underlying your Restricted Stock Units. You are hereby advised to consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.

Applicable Laws and Venue
The Restricted Stock Units and the provisions of this Agreement are governed by, and subject to, the laws of the State of Nevada, without regard to the conflict of law provisions. All claims, disputes and other matters in question arising out of, or relating to, this Agreement or the performance hereof, shall be submitted to, and determined by, arbitration if good faith negotiations among the parties hereto, if any, do not resolve such claim, dispute or other matter. Such arbitration shall proceed in accordance with the then-current rules for arbitration established by Judicial Arbitration Mediation Services, Inc./ENDISPUTE (“JAMS”), unless the parties hereto mutually agree otherwise, and pursuant to the following procedures: (a) the Company on the one hand and you on the other hand shall appoint an arbitrator from the JAMS panel of retired judges, and those party-appointed arbitrators shall appoint a third arbitrator from the JAMS panel of retired judges within ten (10) days; if the party-appointed arbitrators fail to appoint a third arbitrator within the ten (10) days, such third arbitrator shall be appointed by JAMS in accordance with its rules; (b) reasonable discovery shall be allowed in arbitration; (c) all proceedings before the arbitrators shall be held in San Diego, California; (d) the award rendered by the arbitrators shall be final and binding, and judgment may be entered in accordance with applicable law and in any court having jurisdiction thereof; (e) the award rendered by the arbitrators shall include (i) a provision that the prevailing party in such arbitration recover its costs relating to the arbitration and reasonable attorneys’ fees from the other party, (ii) the amount of such costs and fees, and (iii) an order that the losing party pay the fees and expenses of the arbitrators. The arbitrator shall by the agreement of the parties expressly be prohibited from awarding punitive damages in connection with any claim being resolved by arbitration hereunder.3

6

Electronic Delivery and Acceptance
The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means or request your consent to participate in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company, the Company’s designated broker, the Company’s designated stock plan administrator, or their respective third parties. If you fail to submit a written rejection of this award to the Company’s Stock Administration Department prior to the date on which this award initially vests, this award shall be deemed accepted by you and the terms of this award and the Plan shall apply to the same extent as if you had accepted your award electronically via the website of the Company’s selected broker or stock plan administrator.

Entire Agreement
This Agreement, together with the Plan, sets forth the entire agreement and understanding of the parties relating to the subject matter herein and supersedes all prior discussions, agreements, commitments, or negotiations between the parties.

Severability
The provisions of this Agreement are severable, and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

Waiver
You acknowledge that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach of this Agreement.

Imposition of Other Requirements	The Company reserves the right to impose other requirements on your participation in the Plan, on the award, on the Restricted Stock Units, and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

This Agreement is not a stock certificate or a negotiable instrument.

7